EXHIBIT 2.1





                           PURCHASE AND SALE AGREEMENT

                                     between

                           VERIZON DATA SERVICES INC.

                                       and

                               INFOCROSSING, INC.

                                   dated as of

                                September 1, 2004










 Verizon Communications Inc. Proprietary and Confidential Information. Use and disclosure outside of Verizon Communications Inc. is subject to the terms and conditions of a non-disclosure agreement
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                                TABLE OF CONTENTS

                                                                            Page




Article 1             CERTAIN DEFINITIONS.....................................2
           1.1         Defined Terms..........................................2
           1.2         Other Definitional Provisions..........................8
Article 2             THE TRANSACTION.........................................8
           2.1         Purchase and Sale......................................8
           2.2         Purchase Price.........................................9
           2.3         Closing................................................9
           2.4         The Spin-Off Transaction...............................9
Article 3             REPRESENTATIONS AND WARRANTIES.........................10
           3.1         Representations and Warranties of Seller..............10
                       3.1.1       Seller Existence; Authority...............10
                       3.1.2       The Company's Existence and
                                   Qualification; Title to Company Stock.....10
                       3.1.3       Compliance with Laws......................10
                       3.1.4       Litigation................................10
                       3.1.5       No Conflicts; Approvals...................11
                       3.1.6       Real and Personal Property; Title to
                                   Property; Leases..........................11
                       3.1.7       Material Contracts........................11
                       3.1.8       Insurance.................................12
                       3.1.9       Taxes.....................................12
                       3.1.10      Employee Matters..........................13
                       3.1.11      Environmental Matters.....................15
                       3.1.12      Financial Statements......................15
                       3.1.13      No Material Adverse Circumstance..........16
                       3.1.14      Intellectual Property Matters.............16
                       3.1.15      Brokers...................................16
                       3.1.16      No Interest in Other Entities.............16
                       3.1.17      No Undisclosed Liabilities................16
                       3.1.18      Accounts, Safe Deposit Boxes,
                                   Current Officers..........................17
                       3.1.19      Affiliate Transactions....................17
           3.2         Representations and Warranties of Buyer...............17
                       3.2.1       Buyer Existence, Etc......................17
                       3.2.2       Litigation................................17
                       3.2.3       No Conflicts; Approvals...................17
                       3.2.4       Financing.................................18
                       3.2.5       Brokers or Finders........................18
                       3.2.6       Investigation; Acknowledgment.............18
                       3.2.7       Insurance Matters.........................18
                       3.2.8       Investment Representation.................19
           3.3         Schedule Disclosure...................................19
Article 4             COVENANTS AND AGREEMENTS...............................19
           4.1         Agreements of Seller Pending the Closing..............19
                       4.1.1       Conduct of the Acquired Business
                                   in the Ordinary Course....................19
                       4.1.2       Access....................................20
                       4.1.3       Casualty Insurance Proceeds...............21
                       4.1.4       Financial Information.....................21
                       4.1.5       Separation of Shared Services
                                   with the Retained Businesses..............21
                       4.1.6       Updated List of Material Contracts........21
                       4.1.7       Performance of Business Associate
                                   Agreement Obligation......................21
           4.2         Agreements of Buyer...................................21
                       4.2.1       Approvals and Disapprovals................21
                       4.2.2       Control of Business Pending Closing.......22
                       4.2.3       Retention of Books and Records............22
                       4.2.4       Use of Verizon Marks......................22
           4.3         Covenants of Seller and Buyer.........................23
                       4.3.1       HSR Act Review............................23
                       4.3.2       Confidentiality...........................24
                       4.3.3       Employee Obligations of Confidentiality...24
                       4.3.4       Tax Matters...............................25
Article 5             CONDITIONS PRECEDENT TO CLOSING........................29
           5.1         Conditions Precedent to Obligations of Buyer..........29
                       5.1.1       Representations and Warranties True
                                   as of Closing.............................29
                       5.1.2       Compliance with this Agreement............29
                       5.1.3       Closing Certificate.......................29
                       5.1.4       Intellectual Property Agreement...........30
                       5.1.5       Transition Services Agreement.............30
                       5.1.6       Stock Certificates........................30
                       5.1.7       Certificate Regarding Satisfaction
                                   of Conditions.............................30
                       5.1.8       Good Standing Certificate.................30
           5.2         Conditions Precedent to Obligations of Seller.........30
                       5.2.1       Representations and Warranties True
                                   as of Closing.............................30
                       5.2.2       Compliance with this Agreement............30
                       5.2.3       Closing Certificate.......................30
                       5.2.4       Intellectual Property Agreement...........30
                       5.2.5       Purchase Price............................31
                       5.2.6       Certificate Regarding Satisfaction
                                   of Conditions.............................31
                       5.2.7       Good Standing Certificate.................31
           5.3         Conditions Precedent to the Obligations of
                       Buyer and Seller......................................31
                       5.3.1       No Governmental Orders or Legal
                                   Proceedings...............................31
                       5.3.2       Approvals; HSR Act........................31
Article 6             INDEMNIFICATION........................................31
           6.1         Indemnification Obligation of Seller..................31
           6.2         Indemnification Obligation of Buyer...................32
           6.3         Survival..............................................32
           6.4         Limitations on Claims for Certain Losses..............33
           6.5         Indemnification Procedure as to Third-Party Claims....33
           6.6         Payment...............................................34
           6.7         Adjustment for Insurance..............................34
           6.8         Exclusive Remedies....................................35
           6.10        Matters Known Prior to Closing........................35
           6.11        Subrogation...........................................35
Article 7             EMPLOYEE MATTERS.......................................35
           7.1         Transferred Employees.................................35
                       7.1.1       Identification of Transferred Employees...35
                       7.1.2       Employment of Transferred Employees.......36
                       7.1.3       No Duplicate Benefits.....................37
                       7.1.4       Employees on LTD..........................37
           7.2         Employee Benefits.....................................37
                       7.2.1       Defined Benefit Plans.....................37
                       7.2.2       Savings Plans.............................38
                       7.2.3       Welfare Plans.............................38
                       7.2.4       Income Deferral Plan......................40
           7.3         Vacation..............................................40
           7.4         Employee Rights.......................................41
                       7.4.1       No Third Party Beneficiaries..............41
                       7.4.2       Plan Terms Controlling....................41
           7.5         WARN Act Requirements.................................41
           7.6         Successors and Assigns................................41
           7.7         Assistance............................................42
Article 8             MISCELLANEOUS..........................................42
           8.1         Termination...........................................42
           8.2         Further Assurances....................................43
           8.3         Non-Solicitation......................................43
                       8.3.1       Non-Solicitation by Seller................43
                       8.3.2       Non-Solicitation by Buyer.................43
           8.4         Contents of Agreement; Amendments.....................43
           8.5         Assignment and Binding Effect.........................43
           8.6         Waiver................................................44
           8.7         Notices...............................................44
           8.8         APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER
                       OF JURY TRIAL.........................................45
           8.9         No Benefit to Others..................................45
           8.10        No Punitive Damages...................................45
           8.11        Expenses..............................................46
           8.12        Headings..............................................46
           8.13        Severability..........................................46
           8.14        Counterparts..........................................46

         EXHIBITS

         Exhibit A         Contribution, Assignment and Assumption Agreement
         Exhibit B         Intellectual Property Agreement
         Exhibit C         Transition Services Agreement

         DISCLOSURE SCHEDULES

         3.1.3              Compliance with Laws
         3.1.4              Litigation
         3.1.5              No Conflicts; Approvals
         3.1.6              Title to Property
         3.1.7(a)           Material Contracts
         3.1.7(b)           Status of Material Contracts
         3.1.9              Taxes
         3.1.10(a)          ERISA Plans, Plans, and Foreign Plans
         3.1.10(b)          Severance and Termination Payments
         3.1.10(c)          Pension Liabilities
         3.1.10(d)          Status of Plans
         3.1.10(e)          Multiemployer Plans
         3.1.10(g)          Company Plans
         3.1.10(h)          Collective Bargaining Agreements
         3.1.11             Environmental Matters
         3.1.12             Financial Statements
         3.1.13             Material Adverse Circumstance
         3.1.14             Intellectual Property
         3.1.16             Interests in Other Entities
         3.1.17             Undisclosed Liabilities
         3.1.18             Accounts, Safe Deposit Boxes, Current Officers
         3.1.19             Affiliate Transactions
         4.1.1              Conduct of Acquired Business
         5.3.2              Approvals Required for Closing
         7.1.1(a)           Transferred Employees
         7.1.1(b)           Retained Employees
         7.2.3(e)           Executive Minimum Severance Benefits

         OTHER SCHEDULES

         3.2.3              Buyer Approvals

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of September 1, 2004, is entered into by and between Verizon Data Services Inc., a Delaware corporation ("Seller"), and Infocrossing, Inc. a Delaware corporation ("Buyer").

                                 R E C I T A L S

         WHEREAS, Seller owns all of the outstanding common stock, no par value (the "Company Stock"), of Verizon Information Technologies Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company is engaged in the business of providing customers in the healthcare industry with information technology outsourcing services, healthcare transaction processing services, Health Insurance Portability and Accountability Act ("HIPAA") consulting and implementation services, payer application solutions and Medicaid fiscal agent services (the "Acquired Business").

         WHEREAS, the Company is also engaged in the businesses of (i) providing data center outsourcing services, application hosting services, enterprise communications solutions, enterprise help desk services and managed network services and (ii) providing OSS and BSS telecommunications software products, including provisioning and activation, billing and mediation, workforce management and network security applications (collectively and together with any other ongoing business activity that is not exclusively a part of or included only in the Acquired Business, the "Retained Businesses").

         WHEREAS, prior to the Closing (as defined below), Seller will (i) cause the Company to contribute assets relating to the Retained Businesses to a newly formed, wholly owned subsidiary of the Company and cause such subsidiary to assume liabilities directly relating to the Retained Businesses, in each case pursuant to the Contribution Agreement (as defined below), and (ii) cause the Company to subsequently distribute all of the equity interests in such subsidiary to Seller (the "Spin-Off Transaction").

         WHEREAS, on the terms and conditions contained in this Agreement and after the consummation of the Spin-Off Transaction, Buyer desires to purchase the Company Stock from Seller, and Seller desires to sell the Company Stock to Buyer.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

Article 1
                               CERTAIN DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement (including the Disclosure Schedules and other Schedules hereto), the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:

         "Acquired Business" is defined in the Recitals.

         "Action" means any claim, action, suit, litigation, arbitration, investigation or other proceeding, whether civil, criminal or administrative, before a Governmental Authority.

         "Affiliate" or "affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

         "Agreement" means this Purchase and Sale Agreement, and all Schedules (including the Disclosure Schedules) and Exhibits hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

         "Approval" means any approval, authorization, consent, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Authority.

         "Assumed Liabilities" has the meaning set forth in the Contribution Agreement.

         "Business Associate Agreement Obligation" means the obligation of the Company under Section 1.3.3 of Amendment No. 3 to the Missouri Contract to require any agent or subcontractor to whom the Company provides any Protected Health Information (as defined in Amendment No. 3 to the Missouri Contract) received from, created by, or received by the Company pursuant to the Missouri Contract to agree to the same restrictions and conditions stated in Amendment No. 3 to the Missouri Contract that apply to the Company with respect to such information.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close.

         "Buyer" is defined in the introduction of this Agreement.

         "Buyer Indemnitee" is defined in Section 6.1.

         "Buyer Savings Plan(s)" is defined in Section 7.2.2(b).

         "Buyer Welfare Plans" is defined in Section 7.2.3(a).

         "Buyer's FSA" is defined in Section 7.2.3(d)(i).

         "Cap" is defined in Section 6.4.

         "Claim" is defined in Section 6.5(a).

         "Closing" and "Closing Date" are defined in Section 2.3.

         "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commercially Reasonable Efforts" means a Party's efforts in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not, individually or in the aggregate, material in the context of the commercial objective to be achieved under this Agreement by the Party that has the applicable obligation to use such efforts to achieve such objective.

         "Company" is defined in the Recitals.

         "Company Monthly Business Closing Date" means the last calendar day of each calendar month.

         "Company Stock" is defined in the Recitals.

         "Contract" means any contract, subcontract, purchase order, sale order, agreement, arrangement, bond, indenture, commitment, note, loan, mortgage, lease or other agreement legally binding on the parties thereto.

         "Contributed Assets" has the meaning set forth in the Contribution Agreement.

         "Contribution" is defined in Section 2.4(b).

         "Contribution Agreement" is defined in Section 2.4(b).

         "Damaged Assets" is defined in Section 4.1.3.

         "Deductible" is defined in Section 6.4.

         "Due Date" is defined in Section 6.6(a).

         "Election" is defined in Section 4.3.4(k).

         "Employee" is defined in Section 3.1.10(a).

         "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including air, surface water, ground water, land surface and subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Material.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means, with respect to any Person, all other Persons that are treated as a single employer with that Person pursuant to sections 414(b), 414(c), 414(m), and/or 414(o) of the Code.

         "ERISA Plans" is defined in Section 3.1.10(a).

         "Financial Statements" is defined in Section 3.1.12(a).

         "Foreign Plans" has the meaning set forth in Section 3.1.10(a).

         "FRP" is defined in Section 7.2.3(d).

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, interstate, state or local, domestic or foreign (other than a Taxing Authority).

         "Governmental Order" means any judgment, injunction, decree, order, ruling or other determination of a Governmental Authority.

         "Hazardous Material" means (a) any "hazardous substance," "pollutant" or "contaminant," as said terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act (Title 42 United States Code ss. 601 et seq.), or Title 40 Code of Federal Regulations Part 302, (b) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous), (c) petroleum or any fraction thereof or (d) any other substance or waste which is regulated under any applicable Environmental Law with respect to its collection, storage, transportation for disposal, treatment or disposal.

         "HIPAA" is defined in the Recitals.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Included Claims" is defined in Section 6.4.

         "Indemnitee" is defined in Section 6.5(a).

         "Indemnitor" is defined in Section 6.5(a).

         "Intellectual Property" has the meaning set forth in the Intellectual Property Agreement.

         "Intellectual Property Agreement" is defined in Section 5.1.4.

         "Knowledge" or "knowledge" or any similar phrase means, when used with respect to Seller, only those facts, circumstances or events actually known by any of the following persons: Harry A. Artz - President, Information Technologies Inc.; or Greg Uchimura - Vice President Finance, Verizon Information Technologies Inc.; and when used with respect to Buyer, the actual knowledge of Patrick Dolan and Zach Lonstein. "Knowledge" and "knowledge" shall not include any constructive or imputed knowledge.

         "Labor Laws" is defined in Section 3.1.10(h).

         "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Authority and any Governmental Order.

         "Licensed Intellectual Property" has the meaning set forth in the Intellectual Property Agreement.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, preemptive right, existing or claimed right of first refusal, right of first offer, right of consent, put right, default or similar right or other adverse claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loss" means any action, cost, damage, disbursement, expense, liability, Tax, loss, deficiency, obligation, penalty or settlement of any kind or nature (net of any Tax benefits), including interest or other carrying costs and legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims, that may be imposed on or otherwise incurred or suffered by the specified Person.

         "Material Adverse Circumstance" means any fact, circumstance or condition that has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Acquired Business, but shall not include any fact, circumstance or condition involving Assumed Liabilities or any fact, circumstance or condition (a) that results from the execution or announcement of this Agreement or occurring by reason of any actions taken by Buyer following the date of this Agreement, (b) that is generally applicable in (i) the United States economy, (ii) the United States or global financial or capital markets or
(iii) the healthcare industry and/or the segment of the healthcare industry that is responsible for processing or administration of healthcare claims or (c) that results from or relates to any acts of terrorism.

         "Material Contract" is defined in Section 3.1.7(a).

         "Missouri Contract" means Contract No. C900676001 between the Company and the State of Missouri, titled "MMIS Fiscal Agent Services."

         "Nondisclosure Agreement" is defined in Section 4.1.2.

         "Party" or "party" means a party to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permit" means any license, permit, franchise, order or certificate of authority, or any extension, modification, amendment or waiver of the foregoing, required to be issued by a Governmental Authority.

         "Permitted Lien" means (a) Liens for Taxes not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings during which collection or enforcement against the relevant property is stayed, (b) standard utility easements, covenants and restrictions of record that do not individually or in the aggregate materially interfere with the operation of the Acquired Business as presently conducted, (c) mechanics', carriers', workers', repairers' and other statutory Liens, (d) existing zoning or similar Laws that do not materially interfere with the operation of the Acquired Business, (e) any (i) interest or title of a lessor or sublessor under any lease or sublease, (ii) Lien that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease or sublease to any Lien referred to in the preceding clause (ii), and (f) any other Liens that do not materially interfere, individually or in the aggregate, with the operation of the Acquired Business as currently conducted.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or enterprise of whatever nature.

         "Plans" is defined in Section 3.1.10(a).

         "Post-Signing Material Contract" is defined in Section 4.1.6.

         "Prime Rate" means the annual interest rate set forth from time to time as the Prime Rate in the "Money Rates" table of The Wall Street Journal.

         "Pro Forma Balance Sheet" is defined in Section 3.1.12(a).

         "Pro Forma Operating Margin Statement" is defined in Section 3.1.12(a).

         "Purchase Price" is defined in Section 2.2.

         "Real Property Leases" means any Contract pursuant to which the
Company: (a) leases real property or any buildings or other structures from a third party, whether as lessee or sublessee, (b) leases real property or any buildings or structures to another party, whether as lessor or sublessor or (c) holds or has granted a leasehold interest in any real property.

         "Retained Assets" has the meaning set forth on the Contribution Agreement.

         "Retained Business Employee" is defined in Section 2.4(b).

         "Retained Businesses" is defined in the Recitals.

         "Retained Liabilities" has the meaning set forth in the Contribution Agreement.

         "Securities Act" is defined in Section 3.2.9.

         "Seller" is defined in the introduction of this Agreement.

         "Seller Indemnitee" is defined in Section 6.2.

         "Seller Pension Plan" is defined in Section 7.2.1(a).

         "Seller Savings Plan(s)" is defined in Section 7.2.2(a).

         "Seller Welfare Plans" is defined in Section 7.2.3(a).

         "Severance Maintenance Period" is defined in Section 7.2.3(e).

         "Spin-Off Subsidiary" is defined in Section 2.4(a).

         "Spin-Off Transaction" is defined in the Recitals.

         "Subsidiary" means, with respesct to any Person, any other Person in which such Person has a direct or indirect equity or ownership interest in excess of 50%.

         "Tax Return" is defined in Section 3.1.9.

         "Taxes" or "Tax" means (i) all taxes of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, ad valorem, real property, personal property, excise, value added, stamp, alternative or add-on minimum, withholding and any other tax or assessment, (ii) all interest, penalties and additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

         "Taxing Authority" means any government or subdivision, agency, commission or authority thereof having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

         "Third Party Intellectual Property" has the meaning set forth in the Intellectual Property Agreement.

         "Transaction Documents" means this Agreement, the Contribution Agreement, the Intellectual Property Agreement and the Transition Services Agreement.

         "Transfer Taxes" is defined in Section 4.3.4(g).

         "Transferred Employees" is defined in Section 7.1.2.

         "Transition Service Agreement" is defined in Section 5.1.5.

         "Verizon" means Verizon Communications Inc.

         "Verizon Corporate Policies" is defined in Section 3.2.7.

         "Verizon Marks" has the meaning set forth in the Intellectual Property Agreement.

         "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder.

1.2      Other Definitional Provisions.

(a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule (including Disclosure Schedule) and Exhibit references are to this Agreement unless otherwise specified.

(b) Unless the context otherwise requires, the words "include," "includes" and "including" and words of similar import when used in this Agreement shall be deemed to be followed by the phrase "without limitation."

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The words "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form.

(e) Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of any Law) by succession of comparable successor Laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein. Any term defined herein by reference to any instrument or Law has such meaning whether or not such instrument or Law is in effect.

(f) References to a Person are, unless the context otherwise requires, also to its successors and assigns.

(g) The words "shall" and "will" have equal force and effect.

(h) All accounting terms not otherwise defined herein have the meaning assigned under generally accepted accounting principles in the United States which have effective dates on or prior to the date of the applicable or related financial statement.

Article 2
                                 THE TRANSACTION

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement and after the consummation of the Spin-Off Transaction, at the Closing, Seller will sell and transfer the Company Stock to Buyer, and Buyer will purchase the Company Stock from Seller.

2.2 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Company Stock shall be forty-three million five hundred thousand dollars ($43,500,000) (the "Purchase Price"). At the Closing, Buyer shall pay the Purchase Price by wire transfer of immediately available funds in U.S. dollars to such account(s) as Seller shall designate prior to the Closing Date.

2.3 Closing. Unless this Agreement shall have been earlier terminated in accordance with the provisions of this Agreement, the purchase and sale of the Company Stock (the "Closing") shall take place (a) at the offices of Seller at 10:00 a.m. local time, on the second Business Day following the day on which all conditions precedent set forth in Article 5 hereof have been satisfied or waived in writing (other than the conditions precedent that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions), or (b) at such other location and/or on such other date as may be mutually agreed upon in writing by the parties. The date of the Closing is referred to herein as the "Closing Date." If the Closing extends over more than one consecutive day, the Closing Date shall be deemed to have occurred on the last day of the Closing. If the Closing occurs, for purposes of this Agreement, the Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date.

2.4      The Spin-Off Transaction.

(a) Formation of Spin-Off Subsidiary. Prior to the Closing Date, Seller shall cause the Company to organize a limited liability company (the "Spin-Off Subsidiary"), which shall initially be a wholly owned subsidiary of the Company.

(b) Contribution of Assets and Assumption of Liabilities. Prior to the Closing but before the distribution of the Spin-Off Subsidiary's capital stock pursuant to Section 2.4(c) below, Seller will cause (i) the Company to enter into, and cause the Spin-Off Subsidiary to enter into, a Contribution, Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A (the "Contribution Agreement"), (ii) the Company to contribute to the Spin-Off Subsidiary all of its right, title and interest in and to all of the Contributed Assets pursuant to the Contribution Agreement, (iii) the Company to transfer to the Spin-Off Subsidiary each employee of the Company who provides substantially all of his or her services to or with respect to the Retained Businesses (each a "Retained Business Employee") and (iv) the Spin-Off Subsidiary to assume all of the Assumed Liabilities pursuant to the Contribution Agreement (such contribution, transfer and assumption the "Contribution").

(c) Distribution of Spin-Off Subsidiary Stock. Immediately prior to the Closing and after the Contribution, Seller shall cause the Company to distribute all of the limited liability company interests of the Spin-Off Subsidiary to Seller.

(d) No Conflict with Other Provisions. The parties hereto acknowledge and agree that (i) nothing in this Agreement shall be deemed to prohibit the consummation of the transactions described in this Section 2.4 and (ii) the transactions described in this Section 2.4 shall not constitute a breach of any provision of this Agreement, including Section 3.1.

Article 3
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Seller. Except as otherwise indicated on the Disclosure Schedules hereto and except to the extent of any changes resulting from operation of the Acquired Business or the Retained Businesses in the ordinary course or as contemplated in this Agreement or the other Transaction Documents, Seller represents and warrants to Buyer as follows:

3.1.1 Seller Existence; Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and all other Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and the other Transaction Documents to which Seller is a party have been, or when executed will be, duly executed and delivered by Seller, and this Agreement constitutes, and the other Transaction Documents to which Seller is a party do or will when executed and delivered constitute, legally valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.1.2    The Company's Existence and Qualification; Title to Company Stock.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on the Acquired Business as currently conducted. The Company is duly qualified to do business as a foreign corporation in the jurisdictions where such qualification is required, except where the failure to be so qualified is not a Material Adverse Circumstance.

(b) Seller owns, beneficially and of record, all of the Company Stock free and clear of all Liens other than Permitted Liens. The Company Stock represents all of the outstanding equity securities of the Company. There are no authorized or outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, redemption rights or other contracts or commitments that could require Seller to issue, sell, purchase or otherwise cause to become outstanding or redeemed any equity securities of the Company.

3.1.3 Compliance with Laws. The Company is operating the Acquired Business in compliance in all material respects with all applicable Laws.

3.1.4 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of Seller, threatened against the Company that relates to the Acquired Business and (a) involves a claim or potential claim of liability in excess of $200,000, (b) enjoins or seeks to enjoin any significant activity by the Company or (c) individually or in the aggregate with one or more other Actions, would constitute a Material Adverse Circumstance. The Company is not a party to, nor is it subject to the provisions of, any Governmental Order that would constitute a Material Adverse Circumstance.

3.1.5 No Conflicts; Approvals. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby will not (a) violate, or constitute a breach or default under (whether upon lapse of time and/or the occurrence of any act or event or otherwise), the certificate of incorporation or by-laws of Seller, (b) result in the imposition of any Lien against any material Retained Assets or (c) violate any Law, except in the cases of clauses (b) and (c) for any such impositions and violations that would not, individually or in the aggregate, constitute a Material Adverse Circumstance. Except for (i) matters identified in Disclosure Schedule 3.1.5 and
(ii) any filings or approvals required under the HSR Act and (iii) any Approvals required under any applicable Law, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby will not require any Approvals to be obtained by Seller or the Company except for any such Approvals the failure of which to obtain would not, individually or in the aggregate, constitute a Material Adverse Circumstance.|

3.1.6 Real and Personal Property; Title to Property; Leases. The Company has valid leasehold interest in or other right to use, free of all Liens other than Permitted Liens, (a) all items of real property used in the Acquired Business, including leaseholds and all other interests in such real property, and (b) such other tangible assets and properties that are used in the Acquired Business, including all such tangible assets that they purport to own or have the right to use as reflected in the Financial Statements or that were thereafter acquired, except, in any such case, for assets and properties that were disposed of since December 31, 2003 in the ordinary course of business. The tangible properties of the Company that are material to the Acquired Business are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the Acquired Business as currently conducted. The Company owns or has the right to use pursuant to valid lease, sublease, agreement or permission all material items of tangible personal property necessary for the operation of the Acquired Business as currently conducted. The leasehold properties occupied by the Company as lessee are held under valid leases in full force and effect pursuant to their terms, subject only to such exceptions as are not, individually or in the aggregate, material to the Acquired Business.

3.1.7    Material Contracts.

(a) Disclosure Schedule 3.1.7(a) contains a list, as of the date hereof, of each Contract (each of which shall be deemed a "Material Contract") to which the Company is a party or to which the Company or any of its properties or assets is subject or by which any thereof is bound that:

(i) expressly limits or restricts the ability of the Company to compete or otherwise to conduct the Acquired Business in any material manner or place;

(ii) involves an obligation for borrowed money in excess of $200,000, or provides for a guaranty for borrowed money, letter of credit, comfort letter, surety or other bond in an amount in excess of $200,000 by the Company in respect of any Person other than the Company;

(iii) creates a joint venture, limited liability company or partnership (other than teaming agreements);

(iv) obligates the Company to pay an amount in excess of $200,000 for the purchase of goods and/or services during the fiscal year ending December 31, 2004; and

(v) relates to the sale of goods and/or the provision of services pursuant to which the Company expects to accrue revenue in excess of $200,000 during the fiscal year ending December 31, 2004.


Material Contracts shall be deemed not to include any of the following: (w) real estate leases described in Section 3.1.6, (x) Contracts relating to Intellectual Property licenses described in Section 3.1.14 and commercial "off the shelf" software, (y) Contracts listed in Disclosure Schedule 3.1.19 or (z) Contracts included in the Contributed Assets.

(b) True copies of the Material Contracts, including all amendments and modifications thereto but excluding proprietary pricing or technical information, in the possession of the Company have been made available to Buyer. As of the date hereof, each Material Contract is legally valid and in full force and effect according to its terms, and the Company has performed any accrued obligations thereunder and has not received written notice alleging a default or breach under any such Material Contract, except where such failure to be in full force and effect, failure to perform or default or breach is not, individually or in the aggregate, a Material Adverse Circumstance. Each Material Contract is enforceable in accordance with its terms against the Company and, to the Knowledge of Seller, the other parties thereto, except to the extent that (i) the failure to be so enforceable is not, individually or in the aggregate, a Material Adverse Circumstance or (ii) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any material rights of the Company under any Material Contract, except for any termination or modification that would not constitute a Material Adverse Circumstance.

3.1.8 Insurance. The Company is insured with reputable insurers (or self-insured) against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds required to be maintained by the Company are in full force and effect. Insurance coverage for the Company is maintained by an Affiliate of Seller.|

3.1.9 Taxes. The Company, or Seller or an Affiliate thereof on the Company's behalf, has timely filed all material federal, state and local tax returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes ("Tax Returns") required to be filed on or before the date hereof in all jurisdictions in which such Tax Returns are required to be filed, and the Company, or Seller or an Affiliate thereof on the Company's behalf, has paid or will pay prior to the Closing all Taxes shown to be due thereon. All such Tax Returns have been prepared in compliance with all applicable Laws and are true and accurate in all material respects. Other than with respect to Taxes for which Seller is responsible under Section 4.3.4(b), no statute of limitations in respect of income Taxes of the Company nor any extension of time with respect to which Taxes may be assessed or collected by a Taxing Authority has been waived or extended.

3.1.10   Employee Matters.

(a) Disclosure Schedule 3.1.10(a) lists, as of the date hereof, each material "employee pension benefit plan," as that term is defined in section 3(2) of ERISA; each material "employee welfare benefit plan," as that term is defined in section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"); and each other material retirement, pension, profit-sharing, money purchase, deferred compensation, excess benefits, incentive compensation, bonus, stock option, stock purchase, stock bonus, stock appreciation, phantom stock, restricted stock, severance pay, unemployment benefit, vacation pay, savings, medical, dental, post-retirement medical, post-retirement life, accident, disability, weekly income, salary continuation, health, life, sick pay, tuition refund, or other insurance, fringe benefit, or other employee benefit plan, program, agreement, or arrangement maintained or contributed to by the Company, Seller or their ERISA Affiliates in respect of or for the benefit of (i) any employee (including all full-time and part-time employees, employees on workers' compensation, military leave with re-employment rights under federal law, maternity leave, leave under the Family Medical Act of 1993 or short term disability and employees on approved leave of absence with a legal or contractual right to reinstatement) of the Company or of Seller or its Affiliates who provides substantially all of his or her services to or for the Acquired Business and, in each case, who is not a Retained Business Employee (any such employee referred to hereinafter as an "Employee") or (ii) any former Employee, but excluding any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of Employees or former Employees employed or formerly employed outside of the United States (collectively, together with the ERISA Plans, referred to hereinafter as the "Plans"). Disclosure Schedule 3.1.10(a) also lists, as of the date hereof, any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of Employees or former Employees employed or formerly employed outside of the United States (collectively referred to hereinafter as the "Foreign Plans"). There are no material written employment, severance, termination or similar-type agreements between any Employee who, upon the Closing, will be a Transferred Employee and the Company, Seller or any Affiliate of either. With respect to each Plan and each Foreign Plan, Seller has made available to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable;
(iii) any Summary Plan Description (to the extent required by applicable Law); and (iv) for the two (2) most recent years (A) the Form 5500 and attached schedules, if applicable, (B) audited financial statements, if applicable, and
(C) actuarial valuation reports, if applicable.

(b) Except pursuant to agreements permitted by Section 4.1.1(d)(i), the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller will not directly result now or at any time in the future in the payment or in the acceleration of payment to any Employee of any severance, termination, or similar payments or benefits.

(c) Neither Seller nor any of its ERISA Affiliates, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which the Company could be subject to any material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to
Section 4975 of the Code. Since the effective date of ERISA, no material liability under Title IV of ERISA has been incurred or is reasonably expected to be incurred by Seller, with respect to the Acquired Business, or by the Company (other than liability for premiums due to the PBGC), unless such liability has been, or prior to the Closing Date will be, satisfied in full.

(d) With respect to the Plans, other than those ERISA Plans identified on Disclosure Schedule 3.1.10(e) as "multiemployer plans":

(i) the PBGC has not instituted proceedings to terminate any ERISA Plan that is subject to Title IV of ERISA;

(ii) none of the ERISA Plans has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement;

(iii) Each of the Plans has been operated and administered in all material respects in accordance with its provisions and with all applicable Laws;

(iv) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code, has been determined by the IRS to be so qualified, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code, the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of any of such ERISA Plans; and

(v) As of the date hereof, there are no pending material claims against any of the Plans by any Employee, former Employee, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits and routine expenses).

(e) None of the ERISA Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA. The Company has not made or incurred, and the transactions contemplated by this Agreement will not result in the Company making or incurring, a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA that would result in the incurrence of a material liability by the Company.

(f) Each Foreign Plan is in compliance in all material respects with all applicable Laws.

(g) Except for the Plans set forth on Disclosure Schedule 3.1.10(g), (i) none of the Plans is sponsored by the Company and (ii) all of the Plans are sponsored by Seller or its Affiliates. Except as provided in Article 7, no benefit liabilities under any Plans will be assumed by Buyer as a result of the transaction contemplated herein.

(h) None of the Employees is represented by a labor union or labor organization, and the Company is not subject to any collective bargaining agreement covering any Employees. To the Knowledge of Seller, during the 12 months preceding the date of this Agreement, there have not been any union organizational campaigns by or directed at any Employees. Except as would not constitute a Material Adverse Circumstance, the Company has complied during the past three years in all material respects with WARN and all applicable Laws relating to the employment, payment and termination of Employees, including the provisions thereof relating to wages, hours, immigration, severance, vacation, collective bargaining, unfair labor practices, contributions, unemployment, withholding taxes, occupational health and safety, equal employment opportunity and non-discrimination (including the Americans with Disabilities Act) (hereinafter together referred to as "Labor Laws").

3.1.11 Environmental Matters. The Company (a) has obtained all material Permits required under all Environmental Laws to carry on the Acquired Business as conducted on the date hereof, (b) is in compliance in all material respects with the terms and conditions of all such Permits and (c) is operating the Acquired Business in compliance in all material respects with all applicable Environmental Laws. As of the date hereof, there is no Action pending or, to the Knowledge of Seller, threatened against the Company, and the Company is not a party to, or subject to the provisions of, any Governmental Order, in each case relating to compliance with or liability under any Environmental Law. To the Knowledge of Seller, there are no conditions that have resulted in or would reasonably be expected to give rise to any material liability of the Company under any Environmental Law.

3.1.12   Financial Statements.

(a) Disclosure Schedule 3.1.12 contains (i) the unaudited balance sheet of the Company as at December 31, 2003, after giving pro forma effect to the Spin-Off Transaction and the other transactions contemplated by this Agreement and the other Transaction Documents as if the Spin-Off Transaction and such other transactions had occurred on December 31, 2003 (the "Pro Forma Balance Sheet"), and (ii) the unaudited statement of operating margin of the Company for the year ended December 31, 2003, after giving pro forma effect to the Spin-Off Transaction and the other transactions contemplated by this Agreement and the other Transaction Documents as if the Spin-Off Transaction and such other transactions had occurred on January 1, 2003 (the "Pro Forma Operating Margin Statement" and together with the Pro Forma Balance Sheet, the "Financial Statements").

(b) The Pro Forma Balance Sheet has been prepared from the books and records of the Company in accordance with GAAP (except that the Pro Forma Balance Sheet does not reflect income Taxes and except for the absence of notes) and presents fairly, in all material respects, the financial position of the Company as of the date thereof, after giving pro forma effect to the Spin-Off Transaction and the other transactions contemplated by this Agreement and the other Transaction Documents as if the Spin-Off Transaction and such other transactions had occurred on December 31, 2003.

(c) The Pro Forma Operating Margin Statement has been prepared from the books and records of the Company, after giving pro forma effect to the Spin-Off Transaction and the other transactions contemplated by this Agreement and the other Transaction Documents as if the Spin-Off Transaction and such other transactions had occurred on January 1, 2003.
3.1.13 No Material Adverse Circumstance. Since December 31, 2003, there has not occurred any change or event affecting the Company that is a Material Adverse Circumstance.

3.1.14 Intellectual Property Matters. Subject to the terms and conditions of the Intellectual Property Agreement, to the Knowledge of Seller, all material Intellectual Property currently used by the Company exclusively in the operation of the Acquired Business consists solely of items and rights in Intellectual Property which are (a) owned by the Company and included in Retained Assets, (b) in the public domain, (c) Third Party Intellectual Property rightfully used by the Company pursuant to a license or other valid right, (d) Licensed Intellectual Property licensed to the Company pursuant to the Intellectual Property Agreement or (e) Verizon Marks, and, with respect to Intellectual Property owned by the Company, the Company owns (subject to previously granted rights and licenses, including joint ownership rights, if any) the entire right, title and interest in and to such Intellectual Property free and clear of any Liens other than Permitted Liens. As of the date hereof, there are no Actions pending or, to the Knowledge of Seller, threatened alleging that the Company is infringing upon any Third Party Intellectual Property in the conduct of the Acquired Business as currently conducted. To the Knowledge of Seller, no Person is infringing upon any Intellectual Property owned by the Company.

3.1.15 Brokers. No agent, broker, finder, investment or commercial banker or other Person or firm engaged by or acting on behalf of Seller, the Company or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any broker's or finder's or similar fee or other commission arising in connection with this Agreement or such transactions.

3.1.16 No Interest in Other Entities. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other Person are included in the Retained Assets.

3.1.17 No Undisclosed Liabilities. The Company has not incurred any liabilities that would be required in accordance with GAAP to be disclosed in the Financial Statements except liabilities (a) that are reflected or disclosed in the Financial Statements, (b) that are disclosed in this Agreement, the Disclosure Schedules hereto or any other Transaction Document, (c) that were incurred after December 31, 2003 in the ordinary course of business, (d) for Taxes or (e) that are Assumed Liabilities.

3.1.18 Accounts, Safe Deposit Boxes, Current Officers. Disclosure Schedule
3.1.18 sets forth as of July 8, 2004 (a) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and those persons authorized to draw on these accounts or deposits or to have access to these boxes, (b) true and correct copies of all corporate borrowing and depository resolutions and a list of those persons entitled to act thereunder, and (c) a true and correct list of all officers of the Company.

3.1.19 Affiliate Transactions. Disclosure Schedule 3.1.19 lists, as of the date hereof, all Contracts between the Company and Verizon or any of its direct or indirect wholly-owned Subsidiaries that are not included in the Contributed Assets.

3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

3.2.1 Buyer Existence, Etc. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and all other Transaction Documents to which Buyer is a party have been duly authorized by all necessary action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is a party have been, or when executed will be, duly executed and delivered by Buyer, and this Agreement constitutes, and the other Transaction Documents to which Buyer is a party do or will when executed and delivered constitute, legally valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.2.2 Litigation. As of the date hereof, there is no Action pending, or to the Knowledge of Buyer, threatened against Buyer, the result of which if decided adversely to Buyer, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Buyer is not a party to, nor is it subject to the provisions of, any Governmental Order that would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

3.2.3 No Conflicts; Approvals. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party will not (a) violate, or constitute a breach or default under (whether upon lapse of time and/or the occurrence of any act or event or otherwise), the certificate of incorporation or by-laws of Buyer or (b) violate any Law, except in the case of clause (b) for any such violations that would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Except for (i) matters identified in Schedule 3.2.3 and (ii) any filings or approvals required under the HSR Act, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party will not require any Approvals to be obtained except for any such Approvals the failure of which to obtain would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

3.2.4 Financing. Buyer has and will have at the Closing sufficient cash and/or cash equivalents to pay the entire Purchase Price at the Closing and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement. Buyer has adequate funds to operate the Company and the Acquired Business as conducted on the Closing Date.

3.2.5 Brokers or Finders. No agent, broker, finder, investment or commercial banker or other Person or firm engaged by or acting on behalf of Buyer or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any broker's or finder's or similar fee or other commission arising in connection with this Agreement or such transactions, except for TripleTree, LLC, as to which Buyer shall have full responsibility and neither Seller nor any of Seller's Affiliates shall have any liability.

3.2.6 Investigation; Acknowledgment. Buyer has conducted a review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and acknowledges that Buyer has been provided adequate access to the personnel, properties, premises and records of the Company for such purpose. Except for the representations and warranties contained in this Agreement, Buyer acknowledges that neither Seller, any of its Affiliates nor any other Person makes any other express or implied representation or warranty with respect to the Company Stock, the Company prior to or after the date hereof, the Acquired Business or otherwise or with respect to any other information provided to Buyer, whether on behalf of Seller or such other Persons, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of the Acquired Business by Buyer after the Closing in any manner other than as conducted by the Company on or prior to the date hereof, or (c) the probable success or profitability of the ownership, use or operation of the Company or the Acquired Business by Buyer after the Closing. Neither Seller nor any other Person will have or be subject to any liability or indemnification obligation to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Information Summary dated May 11, 2004 related to the Acquired Business and any information, document or material made available to Buyer in certain "data rooms," management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Buyer, whether orally or in writing, documents provided after the date hereof pursuant to Article 4, or in any other form in expectation or furtherance of the transactions contemplated by this Agreement.

3.2.7 Insurance Matters. Buyer acknowledges that the policies and insurance coverage maintained on behalf of the Company are part of the corporate insurance program maintained by Verizon (the "Verizon Corporate Policies"). Verizon Corporate Policies will not be available or transferred to Buyer or the Company after the Closing. It is understood that Verizon shall be free at its discretion at any time to cancel or not renew any of the Verizon Corporate Policies.

3.2.8 Investment Representation. Buyer acknowledges that the Company Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"). Buyer is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder. Buyer is acquiring the Company Stock from Seller for its own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the Company Stock will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

3.3      Schedule Disclosure.

(a) Seller shall have the right from time to time prior to the Closing to supplement the Disclosure Schedules hereto with respect to any matter that arises after the date hereof and that would have been required or permitted to be set forth or described in the Disclosure Schedules had such matter existed or been known as of the date of this Agreement. Any such supplemental disclosure will be deemed to have cured any breach of the representations and warranties made in Section 3.1 for all purposes hereunder other than determining whether the condition set forth in Section 5.1.1 has been satisfied.

(b) Each Disclosure Schedule hereto shall be in writing and shall qualify this Agreement, although Disclosure Schedules need not be attached to each copy of this Agreement. The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents an exception or material fact, event or circumstance or that such item constitutes a Material Adverse Circumstance. Any fact or item that is disclosed in any Disclosure Schedule in a way as to make its relevance or applicability to information called for by any other Disclosure Schedule reasonably apparent shall be deemed to be disclosed in such other Disclosure Schedule, notwithstanding the omission of a reference or cross-reference thereto.

Article 4
                            COVENANTS AND AGREEMENTS

4.1      Agreements of Seller Pending the Closing.

4.1.1 Conduct of the Acquired Business in the Ordinary Course. Except as set forth on Disclosure Schedule 4.1.1, as required by applicable Law or as required or permitted by this Agreement and the other Transaction Documents, from the date hereof until the Closing Seller shall not, without the prior consent of Buyer (which may not be unreasonably withheld), permit the Company to:

(a) conduct the Acquired Business in any manner other than in the ordinary course;

(b) sell, lease, license, or otherwise dispose of any material part of the Retained Assets other than in the ordinary course of business;

(c) grant any material increase in the compensation of Employees who, upon the Closing, will be Transferred Employees, except merit, incentive or promotional increases in the ordinary course of business consistent with past practice;

(d) enter into any employment agreement or severance agreement with any Employee who, upon the Closing, will be a Transferred Employee except in the ordinary course of business consistent with past practice; provided that the Company may enter into (i) retention agreements for which Seller or its Affiliates (other than the Company) retain all obligations and liabilities and (ii) agreements that terminate or are terminable prior to the Closing Date and, if so terminated, will not impose any liability or obligation on Buyer or the Company;

(e) incur or guaranty any indebtedness for borrowed money unless such indebtedness or guaranty is included in the Assumed Liabilities;

(f) amend the certificate of incorporation or by-laws of the Company;

(g) make any loans, advances or capital contributions to, or investments in, any other Person in excess of $200,000 in the aggregate, other than in the ordinary course of business; provided that the Company may make (i) plan loans under and in accordance with the terms of the Seller Savings Plan(s) and (ii) loans to officers and employees for moving, relocation and travel expenses consistent with past practices;

(h) make any capital expenditures in excess of $200,000 in the aggregate, other than in the ordinary course of business;

(i) permit the Company to merge or consolidate with any other Person;

(j) engage in any practice to accelerate the collection of any accounts receivable included in the Retained Assets or delay payment of any accounts payable or other liabilities included in the Retained Liabilities beyond their scheduled due dates; provided that the Company may delay payment of accounts payable and other liabilities included in the Retained Liabilities that it is contesting in good faith; or

(k) agree, in writing or otherwise, to do any of the foregoing.

4.1.2 Access. Subject to Section 4.3.2, the nondisclosure agreement dated May 10, 2004 (the "Nondisclosure Agreement") between Buyer and Verizon, applicable Laws, contractual obligations of confidentiality owed by Seller or the Company to other Persons and doctrines of attorney-client privilege, from and after the date of this Agreement, until the earlier to occur of the Closing or the termination of this Agreement, Seller shall cause the Company to permit Buyer and its authorized representatives to have reasonable access, during regular business hours and upon reasonable advance notice, to the books and records of the Company (including all financial analyses, financial statements and other financial information used by the Company to prepare its financial statements, and external reports material to the management of the Acquired Business), to the Company's facilities and assets, to the officers and key managers of the Company and to the documents made available to Buyer prior to the date hereof in certain "data rooms," to the extent that such access does not materially interfere with the conduct of the Acquired Business or the Retained Businesses.

4.1.3 Casualty Insurance Proceeds. In the event that any of the assets of the Company have been damaged prior to the Closing Date by a casualty covered by insurance (the "Damaged Assets"), the Seller will cause the Company to use Commercially Reasonable Efforts to collect amounts due (if any) in respect of such Damaged Assets under the Company's insurance policies, which amounts if collected either will be used to repair or replace the Damaged Assets or will be retained in the Company and not distributed to the Company's stockholder.

4.1.4 Financial Information. Subject to Section 4.3.2 and the Nondisclosure Agreement, from the date hereof until the Closing, Seller shall cause the Company to deliver to Buyer as soon as possible, but in any event within 30 calendar days after each Company Monthly Business Closing Date, a statement of operating margin of the Acquired Business for the period from the date of the immediately preceding Company Monthly Business Closing Date through such Company Monthly Business Closing Date and for the portion of the fiscal year ending with such current Company Monthly Business Closing Date, in each case prepared on a basis consistent with the Pro Forma Operating Margin Statement.

4.1.5 Separation of Shared Services with the Retained Businesses. Notwithstanding anything to the contrary in this Agreement, Seller and its Affiliates shall have the right to cause the Company to take such actions as may be necessary to separate certain services and functions shared by the Acquired Business and the Retained Businesses, including the transfer or duplication of certain assets of the Company, and the modification of certain Real Property Leases to either subdivide such Real Property Leases or to assign the Real Property Lease to an Affiliate of Seller (where the Company no longer intends to occupy the property). All out-of-pocket costs associated with the foregoing activities shall be borne by Seller.

4.1.6 Updated List of Material Contracts. If, after the date hereof, the Company enters into any Contract that would have been required to be listed on Disclosure Schedule 3.1.7(a) had the Company been a party to such Contract on the date hereof (each a "Post-Signing Material Contract"), Seller shall, or shall cause the Company to, deliver to Buyer at the Closing a supplement to Disclosure Schedule 3.1.7(a) that lists each Post-Signing Material Contract; provided, however, that Seller's failure to provide such supplement shall not give rise to any claim or cause of action against Seller, including a claim for indemnification under Article 6.

4.1.7 Performance of Business Associate Agreement Obligation. Prior to the Closing Date, Seller shall cause the Company to use commercially reasonable efforts to perform and comply with the Business Associate Agreement Obligation, in each case to the extent such Business Associate Agreement Obligation has accrued on or prior to the Closing Date.

4.2      Agreements of Buyer.

4.2.1 Approvals and Disapprovals. Buyer agrees to approve or disapprove in writing any action that requires its consent under this Agreement within five Business Days following its receipt of written notice from Seller or the Company requesting such approval, and Buyer agrees not to unreasonably withhold any such consent. If Buyer fails to approve or disapprove of any such action in writing within five Business Days after receipt of such written notice from Seller or the Company, then Buyer shall be deemed to have consented to such action and the taking of such action shall not be deemed to constitute a breach of this Agreement.

4.2.2 Control of Business Pending Closing. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control the Company's operations prior to the Closing.

4.2.3 Retention of Books and Records. Buyer shall cause the Company and its Subsidiaries to retain, for seven years after the Closing Date, all books, records and other documents pertaining to the Acquired Business that relate to the period prior to the Closing Date that are required to be retained under current retention policies of Seller and its Affiliates, except for Tax Returns and supporting documentation relating to the Acquired Business or its assets which shall be retained until 60 days after the expiration of the applicable statute of limitations, and to make the same available after the Closing Date for inspection at Buyer's offices and copying by Seller or its agents at Seller's expense, during regular business hours without significant disruption to the Acquired Business and upon reasonable request and upon reasonable advance notice. At and after the expiration of such period, if Seller or any of its Affiliates has previously requested in writing that such books and records be preserved, Buyer shall either preserve such books and records for such reasonable period as may be requested by Seller or any of its Affiliates or transfer such books and records to Seller or its designated Affiliate. Seller agrees that such records will be kept subject to Section 4.3.2 and used only for purposes of accounting, Taxes or litigation, or as required by any Governmental Authority.

4.2.4    Use of Verizon Marks.

(a) Buyer shall cease and shall cause the Company to cease any and all use of Verizon Marks, including the designation "Verizon" or "GTE," in any fashion or combination, including words and designs related to Verizon or GTE, as well as eliminate the use of any other designation indicating affiliation with Verizon or GTE or Seller or any of their respective Subsidiaries, as soon as practicable after the Closing Date, but not more than 30 calendar days after the Closing Date; provided, however, that with respect to stationery, contracts, purchase orders, agreements and other business forms and writings which could result after the Closing Date in a legal commitment of Verizon, GTE or Seller or any of their Subsidiaries, Buyer shall or shall cause the Company to cease immediately after the Closing Date any use of the Verizon Marks, in any fashion or combination, as well as of any other designation indicating affiliation after the Closing Date with Verizon or GTE or Seller or any of their respective Subsidiaries. Within 30 calendar days after the Closing Date, Buyer shall notify or shall cause the Company to notify, in writing, all customers, suppliers and financial institutions having current business relationships with the Company that the Company has been acquired from the Seller by the Buyer.

(b) As of the Closing Date, neither Buyer nor the Company shall use or include the Verizon Marks, including "GTE" or "Verizon," as or in their corporate, popular or trade names, or in any advertising or publications placed or published after the Closing Date. Any such advertising and publications placed or published on or before the Closing Date shall be discontinued and not be renewed after the Closing Date.

(c) As of the Closing Date, Buyer shall cease, and shall cause the Company to cease, selling any products, offering any services or otherwise using any Verizon Mark, including "Verizon," "GTE" or any other trademark, service mark or indication of origin or any mark or indication of origin confusingly similar thereto.

(d) Buyer agrees not to use or seek to register, or permit the Company to use or seek to register, any trade name, service mark, trademark or domain name identical with or confusingly similar to Verizon Marks, including "Verizon" or "GTE." Buyer agrees that it will never directly or indirectly challenge, contest or call into question or raise any questions concerning the validity or ownership of Verizon Marks, including "Verizon" or "GTE," by Verizon or any of its Affiliates or any registration or application for registration of Verizon Marks, including "Verizon" or "GTE." Buyer agrees that nothing herein shall give Buyer or the Company any right to or interest in any Verizon Marks, including "Verizon" or "GTE," except the right to use the same in accordance with the express provisions of this Section 4.2.4 of this Agreement, and that all and any uses of Verizon Marks, including "Verizon" or "GTE," by Buyer or the Company shall inure to the benefit of Verizon.

4.3      Covenants of Seller and Buyer.

4.3.1    HSR Act Review.

(a) Seller and Buyer shall cooperate and use Commercially Reasonable Efforts to obtain all (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and to make any filings that may be necessary to effect the purchase and sale of the Company Stock and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, within 20 calendar days after the date of this Agreement, or such other time as the parties may agree, the parties will make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement. Thereafter, the parties will file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act, including requests for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Each of Seller and Buyer shall use its Commercially Reasonable Efforts to cooperate and oppose any preliminary injunction sought by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement. This Section 4.3.1(a), however, shall not be deemed to require Buyer or Seller to enter into any agreement, consent decree or other commitment requiring it or any of its Affiliates to divest or hold separate any assets or to take any other action that would have a material adverse effect on the business, financial condition or results of operations of it and its Affiliates, taken as a whole. Buyer agrees to pay all application fees required in connection with any filings under the HSR Act.

(b) Seller and Buyer shall each cause their respective counsel to furnish the other party such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Seller and Buyer shall each cause their respective counsel to supply to the other party copies of all correspondence, filings or written communications by such party or its Affiliates with any Governmental Authority or staff members thereof, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same, documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Seller's or Buyer's negotiating objectives or strategies or purchase price expectations.

4.3.2    Confidentiality.

(a) Except and to the extent otherwise expressly provided in the Transaction Documents, each of Buyer and Seller agree that, after the Closing, it will, and will cause its respective Affiliates to, (i) maintain the confidentiality of the information, documents and instruments delivered to it by the other party hereto and the other party's Affiliates and agents in connection with the performance of the obligations of such other party and such other party's Affiliates under this Agreement and the other Transaction Documents and (ii) only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents; provided that this Section 4.3.2(a) shall not apply to any information, document or instrument that (A) is or becomes generally available, without restriction on use or disclosure by the disclosing party, or is or becomes generally known to the public, (B) is rightfully received by the receiving party or any of its Affiliates from a third party without restriction on use or disclosure and, to the receiving party's Knowledge, without breach of any obligation to the disclosing party, (C) is independently developed by or for the receiving party or any of its Affiliates without reference to or use of information, documents or instruments protected by this Section 4.3.2(a), (D) is the subject of prior written approval of the disclosing party, or (E) is disclosed or made available after the Closing Date by the disclosing party to any Person without restriction on use or disclosure. Prior to the Closing, the use and disclosure of all such information, documents and instruments will continue to be governed by the Nondisclosure Agreement. In the event of a conflict between this Section 4.3.2 and Article 5 of the Intellectual Property Agreement, Article 5 of the Intellectual Property Agreement shall prevail.

(b) Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other party; provided that to the extent legal counsel to Seller or Buyer, as the case may be, shall advise such party in writing that a particular action is required by applicable Law, such party shall be obligated only to use Commercially Reasonable Efforts to consult with the other party prior to issuing any such press release, publicity statement or other public notice; and provided further that subsequent to any initial press release or public statement regarding the Transactions that is issued in compliance with this Section 4.3.2, either party or their Affiliates may make subsequent public statements, issue press releases or public notices, or otherwise make non-confidential disclosures, the substance of which are substantially similar to the information contained in any public statement, press release, notice or filing by any of the parties or their Affiliates without any requirement of prior notice or consent.

4.3.3 Employee Obligations of Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, Seller shall retain the right, after the Closing Date, to enforce agreements with employees of the Company related to Intellectual Property owned by Seller or any of its Affiliates (other than the Company), including Intellectual Property owned jointly with the Company.

4.3.4    Tax Matters.

(a) Tax Returns.

(i) Except as provided in Section 4.3.4(g), Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending after the Closing Date.

(ii) Notwithstanding Section 4.3.4(a)(i) hereof, at Verizon's or Seller's option, Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Taxes of the Company for periods ending on or prior to the Closing Date which are required to be filed after the Closing Date.

(iii) With respect to the Tax Returns required to be filed by Buyer pursuant to
Section 4.3.4(a)(i) or Section 4.3.4(g) for which Verizon or Seller has any liability for the Taxes due (including pursuant to its indemnity obligations hereunder), and with respect to Tax Returns filed by Buyer pursuant to Section 4.3.4(a)(ii) that include periods beginning before the Closing Date, such Tax Returns will be properly and timely filed and will be correct, accurate and complete in all material respects, and Buyer shall furnish a copy of such Tax Returns to Seller for Seller's approval, which shall not be unreasonably withheld, not later than 20 calendar days before the due date for filing such returns (including extensions thereof). Furthermore, with respect to such Tax Returns, Buyer shall not take (and shall cause the Company not to take) a position with respect to any item on any Tax Return relating to the determination of the taxable income or taxable value of the Company that is inconsistent with the position taken with respect to such item on a prior Tax Return or, if inconsistent, will obtain Seller's prior written consent to such inconsistent position if such inconsistent position would materially and adversely affect the Tax liability of Verizon or Seller (including pursuant to any indemnity obligations hereunder).

(b) Liability for Taxes.

(i) Provided Buyer has complied with the provisions of Section 4.3.4(e), Seller shall be liable for and shall hold Buyer and the Company harmless from any and all (A) Taxes due or payable by or with respect to the Company for Tax periods (or portions thereof) ending on or prior to the Closing Date (including any liability associated with Seller's portion of Transfer Taxes under Section 4.3.4(g) hereof), (B) Taxes or other payments required to be paid after the date hereof by the Company to any party under any Tax sharing agreement (whether written or not) or by reason of being a successor-in-interest or transferee of another entity, (C) Taxes arising by reason of any breach of the representations contained in Section 3.1.9 hereof, and (D) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, Taxes arising by reason of the liability of the Company pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation. Buyer shall permit Seller reasonable access to information concerning the Company within its control as reasonably necessary to verify any claim for indemnification under this Section.

(ii) Buyer shall be liable for and shall hold Verizon and Seller harmless from
(A) any and all Taxes of the Company for Tax periods (or portions thereof) beginning after the Closing Date (other than Taxes for which Buyer is entitled to be indemnified under Section 4.3.4(b)(i)) and (B) Buyer's portion of Transfer Taxes under Section 4.3.4(g).

(c) Allocation. For any taxable period that includes but does not end on the Closing Date: (i) liability for any Tax determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items shall be allocated between the portions of the period at issue based on the date on which such items accrued based on the closing of the books of the Company as of the Closing Date; and (ii) all other items shall be allocated pro rata based on the number of days in each portion of the taxable period. Seller shall pay the proportionate amount of such Taxes that is attributable to the portion of the taxable period ending on the Closing Date, and Buyer shall pay the proportionate amount of such Taxes that is attributable to the portion of such taxable period after the Closing Date.

(d) Refunds. Any refunds or credits of Taxes with respect to the Company relating to Taxes for any period ending on or before the Closing Date for which Seller is liable under Section 4.3.4(b) and not reflected as an asset on the Closing Balance Sheet shall be for the account of Seller. Buyer shall, if Seller so requests and at Seller's expense, cause the relevant entity (Buyer, Company or any successor) to file for and obtain any refunds or credits to which Verizon or Seller is entitled hereunder, including through the prosecution of any administrative or judicial proceeding which Seller, in its reasonable discretion, chooses to direct such entity to pursue. Buyer shall permit Seller to control (at Seller's expense) the prosecution of any such refund or credit claimed, and when deemed appropriate by Seller, shall cause the relevant entity to authorize by appropriate power of attorney such person as Seller shall designate to represent such entity with respect to such refund claimed. Buyer shall, and shall cause the Company to, notify Seller of the existence of any state of facts that would constitute a reasonable basis for claiming a refund or credit of Taxes to which Seller is entitled hereunder. Buyer shall forward to Seller any such refund promptly after the refund is received or any such credit is granted. Notwithstanding the foregoing, the control of the prosecution of a claim for refund or credit for Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as the result of an audit shall be governed by the provisions of Section 4.3.4(e). In the event that any refund or credit of Taxes for which a payment has been made to Seller pursuant to this Section 4.3.4(d) is subsequently reduced or disallowed, Seller shall indemnify, defend and hold harmless Buyer and the Company against, and reimburse Buyer and the Company for, any Tax liability, including interest and penalties, assessed against the Company by reason of the reduction or disallowance. Any refunds or credits of Taxes with respect to the Company relating to Taxes for which Buyer is liable under Section 4.3.4(b) or as reflected as an asset on the Closing Balance Sheet shall be for the account of Buyer.

(e) Contests. If an audit is commenced, an adjustment is proposed or any other claim is made by any Taxing Authority with respect to a Tax liability of the Company relating to a tax period or portion thereof ending on or prior to the Closing Date for which Verizon or Seller reasonably could be liable under
Section 4.3.4(b), Buyer shall promptly notify Seller of such audit or such proposed adjustment or such claim (unless Verizon or Seller previously was notified in writing by the relevant Taxing Authority). If Seller so requests and at Seller's expense, Buyer shall cause the relevant entity (Buyer, the Company or any successor) to contest such claim on audit or by appropriate claim for refund or credit of Taxes or in a related administrative or judicial proceeding, and shall permit Seller, at its option and expense, to control the prosecution and settlement of any such audit or refund claim or related administrative or judicial proceeding with respect to those specific matters which could reasonably affect Verizon's Tax liability or the Tax liability of Seller, including any liability hereunder, or their right to payment; and, where deemed necessary by Seller and in accordance with the foregoing, Buyer shall cause the relevant entity to authorize by appropriate powers of attorney such persons as Seller shall designate to represent such entity with respect to such audit or refund claim or related administrative or judicial proceeding and to settle or otherwise resolve any such proceeding as it specifically relates to such matters; provided, however, that if the results of such Tax audit or proceeding could reasonably be expected to have a material adverse effect on the assets, business, operations, or financial condition of Buyer for taxable periods ending after the Closing Date, then there shall be no settlement or closing or other agreement with respect thereto without the written consent of Buyer. Buyer shall further execute and deliver, or cause to be executed and delivered, to Seller or its designee all instruments and documents reasonably requested by Seller to implement the provisions of this subsection (e). Any refund of Taxes obtained by Buyer or the affected entity shall be paid promptly to Seller in accordance with
Section 4.3.4(d) hereof. Buyer shall have the sole right to represent the interests of the Company in all other Tax audits or administrative or court proceedings.

(f) Information and Cooperation. Subject to the provisions of Section 4.3.2 and the Nondisclosure Agreement, from and after the Closing Date, Buyer shall deliver to Seller or its designee (including for purposes of this sentence, Seller's tax advisors), as soon as practicable after Seller's request, such information and data that are reasonably available concerning the pre-Closing Date operations of the Company and make available such knowledgeable employees of Buyer and the Company as Seller may reasonably request, including providing the full and complete information and data required by Seller's customary Tax and accounting information requests to the extent reasonably available, in order to enable Verizon and Seller to complete fully and file all Tax Returns that they may be required to file pursuant to this Section 4.3.4, to respond to and contest audits by any taxing authorities pursuant to this Section 4.3.4, and to prosecute any claim for refund or credit to which Verizon or Seller is entitled hereunder and to otherwise enable Verizon and Seller fully to satisfy their accounting and Tax requirements. From and after the Closing Date, Seller shall deliver to Buyer (including for purposes of this sentence, Buyer's tax advisors), as soon as practicable after Buyer's request, such information and data that are reasonably available concerning any Tax attributes that are allocated to the Company or other Tax matters that is necessary in order to enable Buyer to complete and file all Tax Returns that it may be required to file with respect to the activities of Buyer or the Company from and after the Closing Date, to respond to and contest audits by any Taxing Authorities with respect to such activities, to prosecute any claim for refund or credit to which Buyer or the Company is entitled and to otherwise enable Buyer and the Company to satisfy their accounting and Tax requirements. Seller shall execute and Buyer shall execute (and shall cause the Company to execute) such documents as may be necessary to file any Tax Returns, to respond to or contest any audit, to prosecute any claim for refund or credit and to otherwise satisfy any Tax requirements relating to the Company.

(g) Transfer Taxes. Notwithstanding anything herein to the contrary, Buyer and Seller each shall be responsible for one half of all sales, use, registration, transfer, stamp duty, documentary, securities transactions, real estate transfer, and similar Taxes and notarial fees assessed or payable in connection with the transfer of the Company Stock or other transactions contemplated hereby, regardless of whether such Taxes become due or payable on or after the Closing Date (collectively, "Transfer Taxes"), including any real property transfer Tax imposed as a result of such transfer, and Buyer and Seller each shall be responsible for one half of all interest, penalties and additions to Taxes related to such Taxes. Buyer shall prepare and timely file all Tax Returns relating to such Taxes.

(h) Tax Sharing Agreements, Etc. All tax allocation, indemnification or sharing agreements, policies, arrangements and practices between Seller or an Affiliate of Seller and the Company shall be terminated as of the Closing Date.

(i) Amendments to Tax Returns. Buyer shall not, and shall not permit the Company to, amend any Tax Return covering any period ending before the Closing Date without the prior written consent of Seller, which consent shall not be unreasonably withheld, if such amendment could adversely affect Seller.

(j) Relationship with Article 6. In the event of any conflict between the provisions of this Section 4.3.4 and the provisions of Article 6, the provisions of this Section 4.3.4 shall govern and control with respect to any matter relating to Taxes.

(k) Section 338(h)(10) Election.

(i) Buyer shall join Seller in making an election with respect to the Company and its Subsidiaries under Sections 338(g) and 338(h)(10) of the Code (the "Election"). Buyer and Seller shall take all actions necessary to make such Election valid (and shall not take any action that would render the Election invalid), and shall report, in connection with the determination of income, franchise or other Taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Election unless required to do otherwise by Law.

(ii) Buyer shall be responsible for the initial preparation of all forms and documents required in connection with making the Election, and Buyer and Seller shall timely execute and file all forms required to be filed to make the Election. Buyer represents that it is eligible to make the Election. Seller shall execute and deliver to Buyer such documents or forms as are required by any tax laws to complete the Election.

(iii) To the extent permitted by state and local Laws, the principles and procedures of this Section 4.3.4(k) shall also apply with respect to a Section 338(h)(10) election or equivalent or comparable provision under state or local law. Seller and Buyer covenant and agree that to the extent an election similar to a Section 338(h)(10) election under the Code is optional under any state or local law, they shall so elect so as to treat the transactions contemplated herein as a sale of assets for state and local income and franchise tax purposes.

(l) Purchase Price Allocation. Within 150 days after the Closing Date, Buyer shall provide to Seller for Seller's review a draft of the exhibits proposed to be attached to the Form 8023 and a copy of the Internal Revenue Service Form 8883 and Form 8594 (if required by applicable Law) or other required forms, if any, related to asset acquisitions and any required exhibits thereto. Within 30 days after receipt of such documents, Seller shall, in writing, either agree or state its objections. Seller and Buyer shall negotiate in good faith to attempt to resolve any objections. If Seller and Buyer are unable to resolve Seller's objections, the objections shall be submitted to a public accounting firm with nationally recognized tax expertise selected jointly by Seller and Buyer for resolution as rapidly as possible. Seller and Buyer shall file the Form 8023 (and any other documents required by Law to make the Election) on or before the due date for making the Election. Seller and Buyer agree to follow said purchase price allocation (which shall include any adjustments to said allocation resulting from purchase price adjustments contemplated by Section 6.9 hereof) for purposes of all U.S. federal and, where applicable, state and local income and franchise tax returns, to the extent said values are relevant for such purposes.

(m) Claims. Any claims for indemnity under this Section 4.3.4 may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

Article 5
                         CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Company Stock is subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Buyer:

5.1.1 Representations and Warranties True as of Closing. The representations and warranties of Seller contained herein shall be true and correct on the Closing Date as though made on the Closing Date (without regard to any materiality or Material Adverse Circumstance qualifiers set forth therein), except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such earlier date (without regard to any materiality or Material Adverse Circumstance qualifiers set forth therein), except in each case to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, constitute a Material Adverse Circumstance.

5.1.2 Compliance with this Agreement. Seller shall have performed and complied in all material respects (or shall have cured any material nonperformance or noncompliance) with all agreements and conditions required by this Agreement to have been performed or complied with by it prior to or at the Closing.

5.1.3 Closing Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date, certifying that the conditions specified in Sections
5.1.1 and 5.1.2 have been satisfied.

5.1.4 Intellectual Property Agreement. Seller shall have delivered to Buyer an Intellectual Property Agreement substantially in the form attached hereto as Exhibit B (the "Intellectual Property Agreement"), duly executed by Seller, Verizon and the Company.

5.1.5 Transition Services Agreement. The Company and the Spin-Off Subsidiary shall have duly executed and delivered to each other a Transition Services Agreement substantially in the form attached hereto as Exhibit C (the "Transition Services Agreement").

5.1.6 Stock Certificates. Seller shall have delivered to Buyer one or more certificates representing the Company Stock, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer.

5.1.7 Certificate Regarding Satisfaction of Conditions. Seller shall have delivered to Buyer a certificate of the Seller, dated the Closing Date, certifying that all of the conditions precedent to the obligations of Seller hereunder have been waived by Seller or satisfied.

5.1.8 Good Standing Certificate. Seller shall have delivered to Buyer a good standing certificate for the Company, dated not more than five Business Days prior to the Closing Date, as issued by the Secretary of State of Delaware.

5.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to sell the Company Stock is subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Seller:

5.2.1 Representations and Warranties True as of Closing. The representations and warranties of Buyer contained herein shall be true and correct on the Closing Date as though made on the Closing Date (without regard to any materiality or Material Adverse Circumstance qualifiers set forth therein), except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such earlier date (without regard to any materiality or Material Adverse Circumstance qualifiers set forth therein), except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

5.2.2 Compliance with this Agreement. Buyer shall have performed and complied in all material respects (or shall have cured any material nonperformance or noncompliance) with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

5.2.3 Closing Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, certifying that the conditions specified in Section
5.2.1 and 5.2.2 have been satisfied.

5.2.4 Intellectual Property Agreement. Buyer shall have delivered to Seller the Intellectual Property Agreement, duly executed by Buyer.

5.2.5 Purchase Price. Buyer shall have paid the Purchase Price to Seller in accordance with Section 2.2.

5.2.6 Certificate Regarding Satisfaction of Conditions. Buyer shall have delivered to Seller a certificate of Buyer, dated the Closing Date, certifying that all of the conditions precedent to the obligations of Buyer hereunder have been waived by Buyer or satisfied.

5.2.7 Good Standing Certificate. Buyer shall have delivered to Seller a good standing certificate for Buyer, dated as of a date not more than five Business Days prior to the Closing Date, as issued by the Secretary of State of the State of Delaware.

5.3 Conditions Precedent to the Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the purchase and sale of the Company Stock are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Buyer and Seller.

5.3.1 No Governmental Orders or Legal Proceedings. No Law or Governmental Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority that prohibits or enjoins the transfer of the Company Stock. No Action shall be pending by any Governmental Authority having jurisdiction over Seller or the Company or any material portion of the Acquired Business that seeks to prohibit or enjoin the consummation of the transactions contemplated hereby.

5.3.2 Approvals; HSR Act. All Approvals required by applicable Law to be obtained from any Governmental Authority to effect the transfer of the Company Stock that are identified on Disclosure Schedule 5.3.2 shall have been received or obtained on or prior to the Closing Date, and any applicable waiting period under the HSR Act shall have expired or been terminated.

Article 6
                                 INDEMNIFICATION

6.1 Indemnification Obligation of Seller. From and after the Closing, Seller agrees to indemnify and hold harmless Buyer, its Affiliates, the Company and their respective directors, managers, officers, agents, employees, successors and assigns (each, a "Buyer Indemnitee" and collectively, the "Buyer Indemnitees") from and against any and all Losses based upon or arising from:

(a) any inaccuracy in, or breach of, as of the Closing Date any of the representations or warranties made by Seller in Section 3.1 of this Agreement, the Contribution Agreement or the Intellectual Property Agreement, as if such representations and warranties were made on and as of the Closing Date after giving effect to any supplement to the Disclosure Schedules made in accordance with Section 3.3(a);

(b) subject to Section 4.1.6, a breach by Seller of any covenant of Seller contained in this Agreement, the Contribution Agreement or the Intellectual Property Agreement, that requires performance by Seller at or after the Closing;

(c) any Assumed Liabilities; or

(d) any other matter as to which Seller in other provisions of this Agreement (including Section 4.3.4) has expressly agreed to retain liability or to indemnify Buyer.

         The provisions of this Section 6.1 do not limit any rights that Seller may have against any Buyer Indemnitee that was a director, officer, employee, Affiliate or agent of the Company prior to the Closing resulting from, based upon or arising from actions or omissions of any such Person prior to the Closing, and no indemnification will be available under this Section 6.1 for any such Person as a result of any such actions or omissions.

6.2 Indemnification Obligation of Buyer. From and after the Closing, Buyer agrees to, and to cause the Company to, indemnify and hold harmless Seller, its Affiliates and their respective directors, managers, officers, agents, employees, partners, successors and assigns (each, a "Seller Indemnitee" and collectively, the "Seller Indemnitees") from and against any and all Losses based upon or arising from:

(a) any inaccuracy in, or breach of, as of the Closing Date any of the representations or warranties made by Buyer in Section 3.2 of this Agreement, the Contribution Agreement or the Intellectual Property Agreement, as if such representations and warranties were made on and as of the Closing Date;

(b) a breach by Buyer or the Company of any covenant of Buyer or the Company contained in this Agreement, the Contribution Agreement or the Intellectual Property Agreement, that requires performance by Buyer or the Company at or after the Closing;

(c) any Actions relating to the conduct of the Company or the Acquired Business on or after the Closing Date;

(d) any Retained Liabilities; or

(e) any other matter as to which Buyer in other provisions of this Agreement (including Section 4.3.4) has expressly agreed to retain liability or to indemnify Seller.

6.3 Survival. All representations and warranties made by the parties in this Agreement shall survive until the expiration of 18 months after the Closing Date, except that (a) the representations and warranties in Sections 3.1.1, 3.1.2, 3.1.15, 3.2.1, 3.2.5, 3.2.6 and 3.2.8 shall survive indefinitely, (b) the representations or warranties contained in Section 3.1.9 shall survive until 60 days after the expiration of the applicable statute of limitations and (c) the representations or warranties contained in Section 3.1.10 shall survive until the expiration of 36 months after the Closing Date. This Article 6 shall survive the Closing and shall remain in effect (i) with respect to Sections 6.1(a) and 6.2(a), so long as the relevant representations and warranties survive, (ii) with respect to Sections 6.1(b) and 6.2(b), so long as the applicable covenant survives and (iii) with respect to Sections 6.1(c), 6.1(d), 6.2(c), 6.2(d) and 6.2(e), indefinitely. Any claim by a party for indemnification under this
Article 6 must be made by notice to the party from whom indemnification is sought within the applicable survival period, and any matter as to which a claim has been asserted by timely notice that is pending or unresolved at the end of the applicable survival period shall continue to be covered by this Article 6 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

6.4 Limitations on Claims for Certain Losses. Anything to the contrary contained herein notwithstanding, Seller shall not be required to indemnify any Person under Section 6.1(a) or Section 6.1(b) with respect to any individual claim or series of related claims unless the amount of Losses (not otherwise indemnified) resulting therefrom exceeds fifteen thousand dollars ($15,000) (the "Included Claims") and the aggregate amount of Included Claims for which indemnity would otherwise be payable by Seller exceeds two percent (2%) of the Purchase Price (the "Deductible"), and in such event Seller shall be liable only for the amount in excess of the Deductible. The aggregate liability of Seller pursuant to Sections 6.1(a) and 6.1(b) shall not exceed an amount equal to ten percent (10%) of the Purchase Price (the "Cap"). Notwithstanding anything to the contrary contained herein or otherwise, the limitations set forth in this Section 6.4 shall not apply to (a) fraud by Seller in the sale of the Company to Buyer and
(b) any Losses based upon or arising from (i) any inaccuracy in, or breach of, as of the Closing Date, any of the representations or warranties made by Seller in Section 3.1.9 of this Agreement and (ii) a breach by Seller of any covenant of Seller or the Company contained in Section 4.3.4 of this Agreement. In no event shall a breach of a representation or warranty, in and of itself, be deemed to constitute an intent by Seller to defraud Buyer in connection with the sale of the Company.

6.5      Indemnification Procedure as to Third-Party Claims

(a) Notice of Third Party Claims. Any party seeking indemnification (the "Indemnitee") of any Loss or potential Loss arising from a claim asserted by a third party (a "Claim") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Indemnitee's receipt of an assertion of liability from the third party, and in any event within ten (10) Business Days of such assertion; provided that no delay on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless, and then solely to the extent that, the Indemnitor is prejudiced thereby.

(b) Defense. The Indemnitor may, at its option, control the defense of any Claim for which indemnification is sought. If (i) the Indemnitor does not assume such defense or notifies the Indemnitee within 30 days after the date notice is provided pursuant to Section 6.5(a) that the Indemnitor does not assume such defense or (ii) having assumed such defense but failed to contest such Claim in good faith, the Indemnitor does not cure such failure within 30 days after receiving written notice thereof from the Indemnitee, the Indemnitee may control the defense of such Claim. In all cases, the party without the right to control the defense of the Claim may retain counsel of its choice at its own expense and may participate in the defense of such Claim. Notwithstanding the foregoing sentence, if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnitee solely in connection therewith shall be considered Losses for purposes of this Agreement; provided, however, that in no event shall the Indemnitor be responsible for the fees and expenses of more than one counsel for all Indemnitees.

(c) Settlement Limitations. Notwithstanding anything in this Section 6.5 to the contrary, neither the Indemnitor nor the Indemnitee shall, without the written consent of the other party, settle or compromise any Claim for which indemnification is sought or permit a default judgment or consent to entry of any judgment. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnitor notifies the Indemnitee in writing of the Indemnitor's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnitee, the Indemnitee may decline to accept the settlement offer and may continue to contest such claim, free of any participation by the Indemnitor, and the amount of any ultimate liability with respect to such Claim that the Indemnitor has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnitee declined to accept plus the Losses of the Indemnitee relating to such Claim through the date of its rejection of the settlement offer or (ii) the aggregate Losses of the Indemnitee with respect to such Claim.

6.6      Payment

(a) Upon a determination of liability in respect of Article 6 of this Agreement, the appropriate Indemnitor shall pay the Indemnitee the amount so determined (subject to the limitations of Section 6.4) within 10 Business Days after the date of determination (such 10th Business Day, the "Due Date"). If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute.

(b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the Due Date until payment in full, payable on demand, at the Prime Rate plus 2% on the Due Date.

6.7 Adjustment for Insurance. For purposes of this Article 6, all Losses shall be measured net of any amounts actually recovered (after deducting related costs and expenses) by the Indemnitee for the Losses for which an indemnification payment is payable, under any insurance policy, warranty or indemnity from any third party. Each Indemnitee shall use its Commercially Reasonable Efforts to collect any amounts available under any such insurance policy, warranty or indemnity.

6.8 Exclusive Remedies. The remedies provided for in this Article 6 shall constitute the sole and exclusive remedy for any claims made for breach of this Agreement, the Intellectual Property Agreement or the Contribution Agreement or in connection with the transactions contemplated hereby or thereby, except for claims for equitable remedies (including injunctive relief) arising out of any breach of the Nondisclosure Agreement, the Intellectual Property Agreement,
Section 4.2.4, Section 4.3.2, Section 8.3 or Article 7. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 6.8.

6.9 Treatment of Indemnity Payments. Buyer and Seller agree that any indemnity payments made pursuant to this Article 6 and any payments with respect to Taxes under Section 4.3.4 will be treated by the parties as an adjustment to the Purchase Price. Notwithstanding anything to the contrary contained herein, Buyer shall not be indemnified or reimbursed for any Tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including any consequences arising from any adjustment to the basis of any assets of the Company resulting from an adjustment to the Purchase Price hereunder or any additional Taxes resulting from any such basis adjustment.

6.10 Matters Known Prior to Closing. Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, (a) no claim for indemnification may be asserted under Section 6.1 with respect to any matter discovered by or known to Buyer or its representatives, advisors or agents on or before the Closing Date, and (b) no claim for indemnification may be asserted under Section 6.2 with respect to any matter discovered by or known to Seller or its representatives, advisors or agents on or before the Closing Date.

6.11 Subrogation. If, after the making of any indemnification payment, the amount of the Losses to which such payment relates is reduced by recovery, settlement, insurance coverage or otherwise, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses, premiums or Taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnitor. Upon making any indemnification payment, the Indemnitor will, to the extent of such indemnification payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Losses to which the indemnification payment relates; provided that (a) the Indemnitor shall then be in compliance with its obligations under this Agreement in respect of such Losses, and (b) until the Indemnitee recovers full payment of its Losses, all claims of the Indemnitor against any such third party on account of said indemnification payment will be subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this Article 6, each such Indemnitee and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

Article 7
                                EMPLOYEE MATTERS

7.1      Transferred Employees

7.1.1    Identification of Transferred Employees.

(a) Disclosure Schedule 7.1.1(a) identifies each active Employee as of the date of this Agreement (other than retained Employees identified in Disclosure
Schedule 7.1.1(b)), together with the Employee's title or job position, service, compensation, employment status, and such other information as is required to be provided by this Article 7 with respect to such Employee. Disclosure Schedule 7.1.1(a) shall be updated by Seller on or before the Closing Date to identify individuals who become active Employees after the date of this Agreement (and who are not identified on an updated Disclosure Schedule 7.1.1(b)) and to remove those individuals who cease to be active Employees prior to the Closing (without regard to the reason or circumstance for such termination of active Employee status). Except as provided in Section 7.1.4, in hiring new Employees and terminating Employees after the date of this Agreement, Seller and the Company shall follow their usual and ordinary course of business in accordance with past practice. For purposes of this Section, the term "active Employees" shall include all full-time and part-time employees; employees on workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, or short-term disability; and employees on other approved leaves of absence with a legal or contractual right to reinstatement.

(b) Disclosure Schedule 7.1.1(b) identifies those Employees as of the date of this Agreement who will be retained by Seller or any Affiliate of Seller (other than the Company) and who shall not in any event be considered "Transferred Employees" for purposes of this Agreement. Disclosure Schedule 7.1.1(b) may be updated by Seller prior to the Closing Date to identify additional retained Employees who are employed after the date of this Agreement. Buyer shall have no liability with respect to the active Employees listed in Disclosure Schedule 7.1.1(b).

7.1.2 Employment of Transferred Employees. If any Employee is employed by Seller or its Affiliate (other than the Company) immediately prior to the Closing Date, such Employee shall be transferred or deemed transferred to the Company as of the Closing Date to allow Buyer to assume the employment obligations described below. Buyer shall cause all Employees listed in Disclosure Schedule 7.1.1(a) as of the Closing Date (hereinafter collectively referred to as "Transferred Employees") to remain employed by (or remain the responsibility of, as applicable) the Company and its Subsidiaries as of the Closing Date in the same or comparable positions, and with at least the same base pay and comparable total compensation (taking into account base pay, bonuses, and other incentive compensation) as was in effect immediately prior to the Closing Date.

(a) Except as provided in Section 7.1.2(d), this Section 7.1.2 shall not limit Buyer's ability to change a Transferred Employee's position, compensation or benefits for performance-related or similar business reasons or require Buyer to continue the employment of a Transferred Employee for any particular period of time after the Closing; provided that (i) Buyer shall bear all liability for any such termination of employment or modification of terms and conditions of employment following the Closing Date with respect to employees of Buyer, including Transferred Employees and (ii) Buyer shall not discriminate against Transferred Employees in relation to similarly situated Buyer employees by reason of their status as Transferred Employees.

(b) Buyer shall not be required to assume liability for any retention agreements between the Company and any of the Transferred Employees, and Seller shall retain liability for all obligations under any such retention agreements.

(c) On and after the Closing Date, Buyer shall cause the Company and its Affiliates to recognize the service of each Transferred Employee for Seller, the Company and their Affiliates before the Closing Date for all employment-related purposes other than defined benefit plan benefit accrual service. Disclosure
Schedule 7.1.1(a) shall list such service of each Transferred Employee.

(d) Seller shall assume the obligation to pay to Transferred Employees a pro-rated portion of any bonuses that would have been payable to the Transferred Employees with respect to the calendar year in which the Closing Date occurs had the Transferred Employees remained employees of Seller or one of its Affiliates, in accordance with the provisions of the Seller policy, plan, arrangement, program, practice or agreement under which the bonus would have been paid. Such pro-rated portion shall be equal to the total bonus payable for such year multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the calendar year of the Closing from the beginning of such year to the Closing Date and the denominator of which is 365. For the remaining portion of such year Buyer agrees that the Transferred Employees will receive bonuses that are comparable to those received by Buyer's employees that perform similar duties, without regard to any service eligibility requirements, and that comply with Buyer's obligation under Section 7.1.2 to provide comparable total compensation to each Transferred Employee.

7.1.3 No Duplicate Benefits. Transferred Employees shall not accrue benefits under any Seller Plans or Foreign Plans after the Closing Date. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements. References herein to a benefit with respect to a Transferred Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.

7.1.4 Employees on LTD. Any individual who would be a "Transferred Employee" but for being on long-term disability shall be offered a comparable position by the Company and shall be treated as a Transferred Employee in the event he or she is medically released to resume employment within 12 months after the Closing Date. Neither Buyer nor, after the Closing Date, the Company shall have any liability with respect to such an individual who is not medically released to resume employment within 12 months after the Closing Date. Employees on long-term disability shall be identified in Disclosure Schedule 7.1.1(a).

7.2      Employee Benefits

7.2.1    Defined Benefit Plans.

(a) As of the date of this Agreement, Seller or its Affiliates have adopted the following single-employer defined benefit pension plan maintained in the United
States: the Verizon Management Pension Plan (the "Seller Pension Plan").

(b) Effective immediately after the Closing Date, the Transferred Employees who were eligible to participate immediately prior to the Closing in the Seller Pension Plan will be eligible to participate under a tax-qualified defined benefit pension plan established or maintained by Buyer or its Affiliates to the same extent (if any) as similarly-situated employees of Buyer and its Affiliates; provided that such Transferred Employees shall not be credited with prior service with Seller and its Affiliates for benefit accrual purposes under such Buyer pension plan. No assets or liabilities will be transferred in connection with this Agreement from the Seller Pension Plan to Buyer or its Affiliates or any employee benefit plan of Buyer or its Affiliates.

7.2.2    Savings Plans.

(a) As of the date of this Agreement, Seller or its Affiliates have adopted and made contributions with respect to the Transferred Employees to one or more qualified retirement savings plans (collectively referred to as the "Seller Savings Plan(s)"). Except as provided in subsection 7.2.2(c), Transferred Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the Seller Savings Plan(s) on and after the Closing Date. Seller shall take all necessary and legally permissible actions in order to cause the Seller Savings Plan(s) to distribute the account balances thereunder for each Transferred Employee who participated in Seller Savings Plan(s) as soon as practicable following the Closing Date, subject to the consent of such Transferred Employee, where required, including, subject to applicable Law, the distribution of cash and any notes representing plan loans to participants.

(b) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer or one of its Affiliates maintains one or more qualified retirement savings plans (hereinafter referred to in the aggregate as the "Buyer Savings Plan(s)") that will accept rollover contributions, including any notes representing plan loans to participants, from each Transferred Employee who receives a distribution from the Seller Savings Plan(s), who elects such a rollover form of distribution, and who is employed by the Buyer (or any of its Affiliates) at the time of such distribution. Buyer agrees to permit all Transferred Employees to participate in the applicable Buyer Savings Plan(s) or any other qualified defined contribution plans maintained by Buyer on the same terms and conditions as similarly situated Buyer employees, taking into account prior service in accordance with Section 7.1.2(c).

(c) Seller shall make all required matching contributions with respect to the Transferred Employees' contributions to the Seller Savings Plan(s) that are (i) eligible to be matched and (ii) made before the Closing Date. Such matching contributions shall be made not later than the date on which all other matching contributions are made to the Seller Savings Plan(s) with respect to contributions made at the same time as the Transferred Employees' contributions.

(d) Seller and Buyer agree to provide each other with such records and information as may be necessary or appropriate to carry out their respective obligations under this Section 7.2.2 including, in connection with any transfer of notes representing plan loans to participants, the provision to Buyer of amortization schedules and any other documents relating thereto.

7.2.3    Welfare Plans.

(a) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer or one of its Affiliates maintains or adopts one or more employee welfare benefit plans, including medical, health, dental, flexible spending account, accident, life, short-term disability, and long-term disability plans for the benefit of the Transferred Employees (the "Buyer Welfare Plans"). The Buyer Welfare Plans shall provide as of the Closing Date pre-retirement benefits to Transferred Employees (and their dependents and beneficiaries) that, in the aggregate, are comparable to the pre-retirement benefits to which they were entitled under the employee welfare benefit plans maintained by Seller or its Affiliates on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans shall be waived for Transferred Employees, and Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year in which the Closing occurs in accordance with the corresponding Seller Welfare Plans. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of each Transferred Employee's co-payment amounts and payments credited to deductible and out-of-pocket limits under the Seller Welfare Plans.

(b) Seller, Buyer, their respective Affiliates, and the Seller Welfare Plans and the Buyer Welfare Plans shall assist and cooperate with each other in the disposition of claims made under the Seller Welfare Plans and the Buyer Welfare Plans, and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement, or defense of such claims.

(c) Except as provided in Section 7.2.3(d) below, nothing in this Agreement shall require Seller or its Affiliates to transfer assets or reserves with respect to the Seller Welfare Plans to Buyer or its Affiliates or the Buyer Welfare Plans (including any assets or reserves relating to retiree welfare benefits).

(d) Seller will make available to Buyer, not less than five (5) calendar days prior to the Closing Date, a list of Transferred Employees who are participating in or have participated in the Verizon Flexible Reimbursement Plan (the "FRP"), together with the elections made prior to the Closing Date with respect to such accounts through the Closing Date.

(i) Buyer shall take all actions necessary and legally permissible to ensure that as of the Closing Date, it includes the Transferred Employees who are participating in the FRP as of the Closing Date, in the benefit plan of Buyer that constitutes a Code Section 125 plan and any flexible spending arrangements thereunder ("Buyer's FSA"). Buyer shall further take all actions necessary and legally permissible to amend Buyer's FSA to provide that (A) the Transferred Employees who elected to participate in the FRP shall become participants in Buyer's FSA as of the beginning of the FRP's plan year and at the level of coverage provided under the FRP, except that any Transferred Employees who continue participation in the FRP after the Closing Date as provided in paragraph 7.2.3(d)(ii) below shall not be covered by Buyer's FSA for that year;
(B) the Transferred Employees salary reduction elections shall be taken into account for the remainder of Buyer's FSA plan year as if made under Buyer's FSA;
(C) Buyer's FSA shall reimburse medical expenses incurred by the Transferred Employees at any time during the FRP's plan year (including claims incurred prior to the Closing Date but unpaid prior to the Closing Date), up to the amount of the Transferred Employee's election and reduced by amounts previously reimbursed by the FRP.

(ii) Seller shall take all actions necessary and legally permissible to amend the FRP to provide that the Transferred Employees shall cease to be eligible for reimbursements from the FRP as of the Closing Date, except to the extent that any Transferred Employee elects continuation of coverage under the FRP as permitted by COBRA.

(iii) As soon as practicable following the Closing Date, Seller shall transfer to Buyer and Buyer agrees to accept, those amounts which represent the debit and credit balances under the FRP of the Transferred Employees who are to become covered by Buyer's FSA and the transfer of such amounts shall take into account on a net basis employees' payroll deductions and claims paid through the Closing Date.

(e) Transferred Employees whose employment is involuntarily terminated (other than for cause) by the Company, Buyer and their respective Affiliates within twelve (12) months after the Closing Date (the "Severance Maintenance Period") shall be eligible for benefits under a Company severance or separation pay policy or plan that provides a severance benefit of at least two weeks of pay (including cash incentives and bonuses) for each year of service (credited with Buyer, Seller, and their respective Affiliates), subject to a maximum benefit of 35 weeks of pay (including cash incentives and bonuses) and to a minimum severance benefit of 26 weeks of pay (including cash incentives and bonuses) for those Transferred Employees listed in Disclosure Schedule 7.2.3(e). Subject to the foregoing, such benefits may be provided in the manner and under the plan or policy designated by Buyer in its discretion. Except as specifically provided otherwise in the relevant Seller severance pay plan, each Transferred Employee listed in Disclosure Schedule 7.1.1(a) shall be treated as not having suffered a period of unemployment and shall not be entitled to severance benefits from Seller or any of its Affiliates under any Plan or Foreign Plan.

(f) With respect to any benefits to which any Transferred Employee, any former Employee, or their spouses, former spouses, or other qualifying beneficiaries may be entitled under COBRA by reason of qualifying events occurring on or prior to the date immediately preceding the Closing Date, Seller shall provide such benefits to any such Transferred Employee and former Employees and their spouses, former spouses and other qualifying beneficiaries from and after the Closing Date through the remaining period of required coverage.

7.2.4 Income Deferral Plan. Seller will retain any liability associated with amounts due to Transferred Employees pursuant to the "Income Deferral Plan" as described on Disclosure Schedule 3.1.10(a). From and after the Closing Date, Transferred Employees will no longer have the right to participate in such Plan except with respect to amounts deferred prior to the Closing Date.

7.3 Vacation. On or after the Closing Date, Buyer and its Affiliates shall allow Transferred Employees to receive paid time off for any unused current-year vacation time (including personal days) accrued prior to the Closing Date and not otherwise paid by the Company and its Subsidiaries in accordance with applicable Law. Except as required otherwise by applicable Law, Seller and its Affiliates shall have no liability to Transferred Employees for the vacation payments described in the immediately preceding sentence. Seller or its Affiliates shall pay Transferred Employees any banked vacation as soon as practicable after the Closing Date. Disclosure Schedule 7.1.1(a) shall list the accrued but unused current-year vacation pay (including personal days), as of the Closing Date, of each Transferred Employee for the calendar year in which the Closing Date occurs.

7.4      Employee Rights

7.4.1 No Third Party Beneficiaries. Nothing expressed or implied in this Article 7 shall confer upon any employee of Seller or its Affiliates, or Buyer or its Affiliates, or upon any legal representative of such employee, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. Nothing in this Agreement, express or implied, shall create a third party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person or entity other than the parties hereto. Nothing in this Agreement shall cause Buyer or its Affiliates or Seller or its Affiliates to have any obligation to provide employment or any employee benefits to any individual who is not a Transferred Employee.

7.4.2 Plan Terms Controlling. Nothing in this Agreement shall be deemed to confer upon any person (or any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Article 7, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights thereunder.

7.5 WARN Act Requirements. Prior to the Closing Date, Seller shall be responsible with respect to the Transferred Employees and their beneficiaries for compliance with WARN and any other similar, applicable Law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to the Transferred Employees and Government Authorities that might be imposed with respect to any period prior to the Closing Date. On and after the Closing Date, Buyer and the Company shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with WARN and any other similar, applicable Law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and Government Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

7.6 Successors and Assigns. In the event Buyer or any of its successors and assigns (a) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its assets to any Person, then, and in each case, proper provision shall be made so that such successors and assigns of Buyer honor the obligations of Buyer and its Affiliates set forth in this Article 7. In the event Buyer outsources any of the Transferred Employees during the Severance Maintenance Period, and such employees are not paid a severance benefit in accordance with Section 7.2.3(e) then, and in each case, proper provision shall be made so that the outsourcing vendor maintains a severance pay plan or policy that provides a severance benefit for each Transferred Employee who is involuntarily terminated by the outsourcing vendor during the Severance Maintenance Period, which benefit is the same as the severance benefits that would otherwise have been provided to such employees in accordance with Section 7.2.3(e). For purposes of this Section 7.6, a Transferred Employee shall be considered to have been outsourced if the employee is hired by the outsourcing vendor pursuant to or in connection with an agreement entered into between Buyer or any of its Affiliates and the outsourcing vendor whereby the outsourcing vendor will provide services to or for the Buyer or any of its Affiliates.

7.7 Assistance. Seller and Buyer agree to cooperate fully with respect to the actions necessary to affect the transactions contemplated in this Article 7, including the provision of records (including payroll records) and information as each may reasonably request from the other.

Article 8
                                  MISCELLANEOUS

8.1      Termination

(a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing only as follows:

(i) by mutual written consent of Seller and Buyer;

(ii) by Buyer upon written notice to Seller if any event occurs or condition exists that would render impossible despite the use of Commercially Reasonable Efforts the satisfaction of one or more conditions to the obligations of Buyer to purchase the Company Stock as set forth in Article 5 (including Section 5.3), if the failure of such condition to be satisfied is not caused by a breach of this Agreement by Buyer;

(iii) by Seller upon written notice to Buyer if any event occurs or condition exists that would render impossible despite the use of Commercially Reasonable Efforts the satisfaction of one or more conditions to the obligation of Seller to sell the Company Stock as set forth in Article 5 (including Section 5.3), if the failure of such condition to be satisfied is not caused by a breach of this Agreement by Seller; or

(iv) by Buyer or Seller, upon written notice given to the other, if the Closing shall not have taken place on or before 11:59 p.m. New York, New York time on the date that is 120 calendar days after the date of this Agreement; provided that the right to terminate this Agreement under this Section 8.1(a)(iv) shall not be available to any party whose failure to comply with any of its covenants under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

(b) In the event that this Agreement is terminated pursuant to Section 8.1(a), all future obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 4.3.2, this Section 8.1(b), Section 8.11 and the Nondisclosure Agreement shall survive any such termination. In the event of a termination under this Section 8.1, no party shall have any liability under this Agreement for the failure of any representation or warranty made by such party hereunder to be true and correct.

8.2 Further Assurances. Each of Buyer and Seller will use Commercially Reasonable Efforts to cause all conditions to its and the other parties' obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each of Buyer and Seller shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters. With respect to the securing of any requisite Approvals after Closing, the parties shall timely and promptly make all filings which may be required for the securing of such Approvals. In furtherance and not in limitation of the foregoing, each of Buyer and Seller shall use Commercially Reasonable Efforts to file notification and report forms and similar applications with any applicable Governmental Authority whose Approvals may be required following the Closing Date. Buyer and Seller shall cooperate and use Commercially Reasonable Efforts to respond to any requests for information by any Governmental Authority in connection with such post-Closing Approvals.

8.3      Non-Solicitation

8.3.1 Non-Solicitation by Seller. For a period of 12 months following the Closing Date neither Seller nor any wholly-owned Subsidiary of Verizon shall, directly or indirectly, solicit (with the exception of any general solicitation of employment through any general advertising medium in the ordinary course of business) for employment as an employee or consultant any Transferred Employee unless such employee's employment is or has been terminated by the Company and its Affiliates.

8.3.2 Non-Solicitation by Buyer. For a period of 12 months following the Closing Date none of Buyer, the Company or any Affiliate of either shall, directly or indirectly, solicit (with the exception of any general solicitation of employment through any general advertising medium in the ordinary course of business) for employment as an employee or consultant any individual who was an employee of Seller or its Affiliates (including the Company) at any time during the three-month period ending on the Closing Date other than a Transferred Employee, unless such employee's employment is or has been terminated by Seller and its Affiliates. 8.4 Contents of Agreement; Amendments. This Agreement and the Schedules (including the Disclosure Schedules) and Exhibits hereto, which are incorporated herein by reference, and the other Transaction Documents (a) constitute the entire agreement between the parties pertaining to the subject matter hereof and (b) supersede all prior agreements and understandings of the parties in connection therewith, except for the Nondisclosure Agreement, which remains in full force and effect. Except as provided in Section 3.3(a), this Agreement and the Schedules (including the Disclosure Schedules) and Exhibits hereto shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

8.5 Assignment and Binding Effect. Neither this Agreement nor any rights or obligations under it are assignable or delegable by Buyer or Seller without the prior written consent of the other party. Any purported assignment in violation of this Section shall be void.

8.6 Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No party's failure to exercise, and no party's delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

8.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, or by facsimile, with written confirmation to follow, as follows:

         If to Seller, to:

                  Verizon Data Services Inc.
                  c/o Verizon Communications Inc.
                  1717 Arch Street, 29th Floor
                  Philadelphia, PA 19103
                  Attention:  Stephen Smith
                  Facsimile:  (215) 557-7249

         With a required copy to (which shall not itself constitute notice):

                  Verizon Communications Inc.
                  1717 Arch Street, 32nd Floor
                  Philadelphia, PA 19103
                  Attention:  Philip R. Marx, Esq.
                  Facsimile:  (215) 963-9195

         With an additional required copy to (which shall not itself constitute notice):

                  O'Melveny & Myers LLP
                  Times Square Tower
                  7 Times Square
                  New York, NY 10036
                  Attention: Gregory P. Patti, Esq.
                  Facsimile: (212) 326-2061

         If to Buyer, to:

                  Infocrossing, Inc.
                  2 Christie Heights Street
                  Leonia, NJ  07605
                  Attention:  Zach Lonstein
                  Facsimile:  (201) 840-7126

         With a required copy to (which shall not itself constitute notice):

                  Brian Cave LLP
                  1290 Avenue of the Americas
                  New York, NY  10104
                  Attention:  Eric L. Cohen
                  Facsimile Number:  (212) 541-1432

or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a Business Day, on the next Business Day.

8.8 APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401). EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN MANHATTAN IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR A NEW YORK STATE COURT IN MANHATTAN. THE PARTIES IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

8.9 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 6 hereof, the other indemnified parties, and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

8.10 No Punitive Damages. Notwithstanding anything to the contrary contained herein, no party (or its Affiliates) shall, in any event, be liable to the other party (or its Affiliates) for any consequential, special or punitive damages, including loss of future revenue or income or loss of business reputation or opportunity, arising from or relating to the breach or alleged breach of this Agreement or any other Transaction Document, except to the extent such damages are recovered by a third party and such recovery is an indemnifiable Loss.

8.11 Expenses. Seller and Buyer shall each pay their own expenses incident to the evaluation of the Company and the Acquired Business and the negotiation, preparation and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the fees, expenses and disbursements of their respective investment bankers, counsel and accountants. The expenses of the Company incurred prior to the Closing Date for accountants and legal counsel in connection with the negotiation, preparation and performance of this Agreement and the other Transaction Documents shall be paid by Seller.

8.12 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

8.13 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

8.14 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.





                  VERIZON DATA SERVICES INC.



                  By:      /s/ LAWRENCE T. BABBIO, JR.
                           ---------------------------------
                           Name:  Lawrence T. Babbio, Jr.
                           Title: Vice Chairman & President



                  INFOCROSSING, INC.



                  By:      /s/ ZACH LONSTEIN
                           ---------------------------------
                           Name:  Zach Lonstein
                           Title: Chairman & CEO

                                    EXHIBIT A


                CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT


         This CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of __________ __, 2004, by and between Verizon Information Technologies Inc., a Delaware corporation (the "Company"), and Verizon Information Technologies LLC, a Delaware limited liability company (the "Spin-Off Subsidiary").

                                 R E C I T A L S

                  WHEREAS, the Company is engaged in the business of providing customers in the healthcare industry with information technology outsourcing services, healthcare transaction processing services, HIPAA consulting and implementation services, payer application solutions and Medicaid fiscal agent services (the "Acquired Business").

                  WHEREAS, the Company is also engaged in the businesses of (i) providing data center outsourcing services, application hosting services, enterprise communications solutions, enterprise help desk services and managed network services and (ii) providing OSS and BSS telecommunications software products, including provisioning and activation, billing and mediation, workforce management and network security applications (collectively and together with any other ongoing business activity that is not exclusively a part of or included only in the Acquired Business, the "Retained Businesses").

                  WHEREAS, all the Company's outstanding common stock, no par value (the "Company Stock"), is owned by Verizon Data Services Inc., a Delaware corporation ("Seller").

                  WHEREAS, Seller and Infocrossing, Inc., a Delaware corporation ("Buyer"), have entered into that certain Purchase and Sale Agreement dated as of September 1, 2004 (the "Purchase and Sale Agreement"), pursuant to which Buyer has agreed to purchase the Company Stock from Seller, and Seller has agreed to sell the Company Stock to Buyer.

                  WHEREAS, pursuant to Section 2.4(a) of the Purchase and Sale Agreement, which provides that Seller will cause the Company to organize a limited liability company prior to the closing of the purchase and sale of the Company Stock, the Company organized the Spin-Off Subsidiary under the Delaware Limited Liability Company Act on ___________ ___, 2004.

                  WHEREAS, Section 2.4(b) of the Purchase and Sale Agreement provides that, prior to the closing of the purchase and sale of the Company Stock, Seller will cause (i) the Company and the Spin-Off Subsidiary to enter into this Agreement, (ii) the Company to contribute to the Spin-Off Subsidiary all of its right, title and interest in and to all of the Contributed Assets pursuant to this Agreement and (iii) the Spin-Off Subsidiary to assume all of the Assumed Liabilities pursuant to this Agreement.

                                A G R E E M E N T

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

ARTICLE I
                               CERTAIN DEFINITIONS

1.1 Certain Definitions. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Purchase and Sale Agreement.

1.2      Other Definitional Provisions.

(a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) Unless the context otherwise requires, the words "include," "includes" and "including" and words of similar import when used in this Agreement shall be deemed to be followed by the phrase "without limitation."

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The words "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form.

(e) Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of any Law) by succession of comparable successor Laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein. Any term defined herein by reference to any instrument or Law has such meaning whether or not such instrument or Law is in effect.

(f) References to a Person are, unless the context otherwise requires, also to its successors and assigns.

(g) The words "shall" and "will" have equal force and effect.

(h) All accounting terms not otherwise defined herein have the meaning assigned under generally accepted accounting principles in the United States which have effective dates on or prior to the date of the applicable or related financial statement.

ARTICLE II
                     CONTRIBUTION, ASSIGNMENT AND ASSUMPTION

2.1 Transfer of Assets. The Company hereby contributes, assigns, transfers, conveys and delivers to the Spin-Off Subsidiary and its successors and assigns all of its right, title and interest in and to the following (the "Contributed Assets"):

(a) all cash, cash equivalents and short-term investments of the Company as of the Closing;

(b) all accounts receivable, notes receivable and other intercompany loans (including any accrued interest thereon) payable to the Company by Verizon or any of its Affiliates (other than the Company);

(c) all accounts receivable and notes receivable of the Company arising from any of the Retained Businesses;

(d) all prepaid expenses and other current assets of the Company arising from any of the Retained Businesses;

(e) all real property that is not used solely in the Acquired Business, including the real property listed on Schedule 2.1(e) (the "Real Property"), and all buildings, structures, fixtures, improvements and appurtenances located on or attached to such real property;

(f) the items of tangible personal property listed on Schedule 2.1(f) and all other machinery, equipment, tools, apparatus, furniture and fixtures, materials, supplies, motor vehicles, computer hardware, office equipment and other items of tangible personal property of every kind owned, leased or used by the Company in connection with any of the Retained Businesses (wherever located and whether or not carried on the Company's books), in each case together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto;

(g) all Intellectual Property and other intangible rights and property of every kind owned by, licensed to (including Third Party Intellectual Property) or used by the Company and relating to (i) any of the Retained Businesses (whether or not carried on the Company's books and whether or not used in or relating to the Acquired Business) or (ii) any of the Verizon Marks, in each case with all records, other documents, goodwill, rights of enforcement and rights to collect damages, at any time, relating thereto;

(h) the Contracts listed on Schedule 2.1(h) and any other Contracts to which the Company is a party that relate to any of the Retained Businesses;

(i) all of the Company's books and records relating to any of the Retained Businesses, any Retained Business Employees, any Contributed Assets or any Assumed Liabilities;

(j) all insurance benefits, including rights and proceeds, arising from or relating to the Contributed Assets or the Assumed Liabilities;

(k) all claims of the Company against third parties relating to the Contributed Assets, whether choate or inchoate, known or unknown, past, present or future, contingent or non-contingent;

(l) all Verizon Marks, including any other trademark, service mark or indication of origin confusingly similar thereto, and any domain name or registration therefor that includes any Verizon Mark or anything similar to the foregoing;

(m) all other assets, properties, rights, goodwill, privileges and claims of every kind and nature, real, personal and mixed, tangible and intangible, including Intellectual Property, absolute or contingent, wherever located, to the extent that any of the foregoing are not used by the Company solely in connection with the Acquired Business; and

(n) all other assets, properties, rights, goodwill, privileges and claims of every kind and nature, real, personal and mixed, tangible and intangible, including Intellectual Property, absolute or contingent, wherever located, used, exclusively or nonexclusively, by Seller or any of its Affiliates (other than the Company) or any of the Retained Businessses for the purpose of providing, directly or indirectly, good and/or services to the Company for the Acquired Business.

                  Notwithstanding anything herein to the contrary, if any Contract or other right included in the Contributed Assets is not capable of being assigned or transferred to the Spin-Off Subsidiary on the date hereof as a result of a failure to obtain a required Approval or consent of any Person, neither this Agreement nor any instrument delivered pursuant to this Agreement will constitute an assignment, transfer or sublease thereof. With respect to each such Contract or other right that cannot be so assigned on the date hereof, the Company shall (i) from and after the date hereof, promptly assign each such Contract or other right to the Spin-Off Subsidiary if and when such Contract or other right may be assigned, (ii) from and after the date hereof until the assignment of such Contract or other right pursuant to clause (i), (x) provide the Spin-Off Subsidiary with all of the rights and benefits of such Contract or other right accruing after the Closing Date to the extent that the Company may provide the Spin-Off Subsidiary with such rights and benefits without violating applicable Law or the Contract, (y) use commercially reasonable efforts (at the sole cost and expense of the Spin-off Subsidiary) to create any arrangement designed to provide such rights and benefits to the Spin-Off Subsidiary, including subcontracting, sublicensing or subleasing to the Spin-Off Subsidiary, and (z) enforce, at the request of the Spin-Off Subsidiary and for the account of, and the sole cost and expense of, the Spin-Off Subsidiary, any and all rights of the Company arising under any such Contract or other right. While the Spin-Off Subsidiary receives the rights and benefits of such Contract or other right, the Spin-Off Subsidiary agrees to perform at its sole expense all of the obligations of the Company to be performed under such Contract or other right after the date hereof related to any of the Retained Businesses and the Spin-Off Subsidiary shall hold the Company harmless from any Losses arising out of or relating to the Spin-Off Subsidiary's performance or non-performance of any such obligations after the Closing Date.

2.2 Assets Not Transferred. None of the Company's assets, properties, rights, goodwill, privileges and claims other than those included in the Contributed Assets pursuant to Section 2.1 above (the "Retained Assets") are subject to the contribution, assignment, transfer, conveyance and delivery contemplated hereunder, and the Retained Assets shall remain the property of the Company or, in the case of Third Party Intellectual Property, of the owner of such Third Party Intellectual Property, subject to the rights and licenses, if any, expressly retained by the Company.

2.3 Assumption of Certain Liabilities. The Spin-Off Subsidiary hereby assumes and agrees to pay, perform and discharge when due, only the following liabilities and obligations of the Company (the "Assumed Liabilities"):

(a) all accounts payable, notes payable and other intercompany loans (including accrued interest thereon) payable by the Company to Verizon or any of its Affiliates (other than the Company);

(b) all obligations of the Company with respect to guarantees or other extensions of credit support made by Verizon or any of its Affiliates (other than the Company) to or for the benefit of the Company;

(c) all accounts payable and other current liabilities of the Company arising solely from any of the Retained Businesses;

(d) all obligations of the Company arising under Contracts included in the Contributed Assets;

(e) all liabilities of the Company under Plans and Foreign Plans or relating to payroll, in each case solely with respect to Retained Business Employees; and

(f) all other liabilities and obligations of the Company arising from any of the Retained Businesses.

2.4 Non-Assumption of Liabilities. Except for liabilities and obligations specifically assumed pursuant to and identified in Section 2.3 above, the Spin-Off Subsidiary does not assume, does not take subject to and is not liable for any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of the Company (the "Retained Liabilities").

2.5      Conveyances at the Closing.
(a) Deliveries by the Company. Concurrently with its execution of this Agreement, the Company shall deliver or cause to be delivered to the Spin-Off Subsidiary (i) a bill of sale and assignment substantially in the form of Exhibit A hereto (the "Bill of Sale") duly executed by the Company, conveying to the Spin-Off Subsidiary valid title to all assets that are a part of the Contributed Assets other than Contributed Assets conveyed pursuant to the Lease Assignments, free and clear of all Liens; (ii) lease assignments, fully executed by the Company or one of its Affiliates in recordable form, assigning to the Spin-Off Subsidiary leasehold title to any leased real property included in the Contributed Assets (the "Lease Assignments"); and (iii) documentation to effectuate assignment of Contracts described in Section 2.1(h) or rights in other Contributed Assets (including rights and licenses in Third Party Intellectual Property included in the Contributed Assets).

(b) Deliveries by the Spin-Off Subsidiary. Concurrently with its execution of this Agreement, the Spin-Off Subsidiary shall deliver or cause to be delivered to the Company an assumption agreement substantially in the form of Exhibit B annexed hereto (the "Assumption Agreement").

ARTICLE III
                                  MISCELLANEOUS

3.1 Further Assurances. Each of the Company and the Spin-Off Subsidiary shall execute and deliver after the date hereof such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

3.2 Contents of Agreement; Amendments. This Agreement and the Schedules and Exhibits hereto, which are incorporated herein by reference, and the other Transaction Documents (a) constitute the entire agreement between the parties pertaining to the subject matter hereof and (b) supersede all prior agreements and understandings of the parties in connection therewith, except for the Confidentiality Agreement, which remains in full force and effect. This Agreement and the Schedules and Exhibits hereto shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

3.3 Assignment and Binding Effect. Neither this Agreement nor any rights or obligations under it are assignable or delegable by the Company or the Spin-Off Subsidiary without the prior written consent of the other party; provided, however, the Contributed Assets may be sold, assigned encumbered or otherwise transferred by the Spin-Off Subsidiary without the Company's prior written consent and without in any way accounting to the Company. Any purported assignment in violation of this Section shall be void.

3.4 Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No party's failure to exercise, and no party's delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

3.5 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, or by facsimile, with written confirmation to follow, as follows:

         If to the Spin-Off Subsidiary, to:

                  Verizon Information Technologies LLC
                  c/o Verizon Communications Inc.
                  1717 Arch Street, 29th Floor
                  Philadelphia, PA 19103
                  Attention:  Stephen Smith
                  Facsimile:  (215) 557-7249

         With a required copy to (which shall not itself constitute notice):

                  Verizon Communications Inc.
                  1717 Arch Street, 32nd Floor
                  Philadelphia, PA 19103
                  Attention:  Philip R. Marx, Esq.
                  Facsimile:  (215) 963-9195

         With an additional required copy to (which shall not itself constitute notice):

                  O'Melveny & Myers LLP
                  Times Square Tower
                  7 Times Square
                  New York, NY 10036
                  Attention: Gregory P. Patti, Esq.
                  Facsimile: (212) 326-2061

         If to the Company, to:

                  =========================
                  -------------------------
                  Attention:  ________________
                  Facsimile:  (___) ___-____

         With a required copy to (which shall not itself constitute notice):

                  ====================
                  --------------------
                  Attention:  ___________
                  Facsimile Number:  (___) ___-________

or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a Business Day, on the next Business Day.

3.6 APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401). EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN MANHATTAN IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR A NEW YORK STATE COURT IN MANHATTAN. THE PARTIES IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

3.7 No Benefit to Others. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and it shall not be construed as conferring any rights on any other Persons.

3.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

3.9 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto duly executed this Agreement as of the date first above written.



                                         VERIZON INFORMATION TECHNOLOGIES INC.



                                         By:________________________________
                                         Name:
                                         Title:



                                         VERIZON INFORMATION TECHNOLOGIES LLC



                                         By:________________________________
                                         Name:
                                         Title:

                                 SCHEDULE 2.1(e)

                                  REAL PROPERTY



The real property referred to as the "Riverside Building," located at 12470 Telecom Drive, Temple Terrace, FL 33637.

                                 SCHEDULE 2.1(f)

                           TANGIBLE PERSONAL PROPERTY



See attachment.

                                 SCHEDULE 2.1(h)

                                    CONTRACTS



Schedule 2.1(h) is on file separately with O'Melveny & Myers LLP.

                                    Exh. A-2
NY1:1516428.4
                                    Exh. A-1
NY1:1516428.4
                                    EXHIBIT A

                                  BILL OF SALE



                  THIS BILL OF SALE (this "Bill of Sale"), dated as of [_________ __], 2004 is entered into by Verizon Information Technologies Inc., a Delaware corporation (the "Company"), and Verizon Information Technologies LLC, a Delaware limited liability company (the "Spin-Off Subsidiary").

                  WHEREAS, the Company and the Spin-Off Subsidiary have entered into that certain Contribution, Assignment and Assumption Agreement dated as of [__________ __], 2004 by and between the Company and the Spin-Off Subsidiary (the "Contribution Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Contribution Agreement);

                  WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, the Company has agreed to transfer the Contributed Assets to the Spin-Off Subsidiary; and

                  WHEREAS, this Bill of Sale is intended to effect the transfer of certain property of the Company (the "Company's Property") consisting of all the Contributed Assets other than the Real Property.

                  NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  Section 1. Transfer. The Company hereby irrevocably and unconditionally contributes, assigns, conveys, transfers and delivers to the Spin-Off Subsidiary (collectively, the "Transfer") all of the Company's Property, subject to the terms and conditions set forth herein.

                  Section 2. Further Assurances. The Company hereby agrees to take any and all additional actions and to execute, acknowledge and deliver any and all documents that the Spin-Off Subsidiary may reasonably request to effect the intent and purposes of the Transfer and the transactions contemplated hereby.

                  Section 3. Amendment and Modification; Waiver. This Bill of Sale shall not be amended or modified except by written instrument duly executed by each of the parties hereto. No waiver of any term or provision of this Bill of Sale shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No party's failure to exercise, and no party's delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

                  Section 4. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Bill of Sale are for the sole benefit of the parties hereto and their respective successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

                  Section 5. GOVERNING LAW. THIS BILL OF SALE AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401).

                  Section 6. Headings. All section headings contained in this Bill of Sale are for convenience of reference only, do not form a part of this Bill of Sale and shall not affect in any way the meaning or interpretation of this Bill of Sale.

                  Section 7. Relation to Contribution Agreement. This Bill of Sale is subject in all respects to, and shall not be deemed in any way to supersede, the terms and conditions of the Contribution Agreement.

                  Section 8. Counterparts. This Bill of Sale may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Bill of Sale shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Bill of Sale or any counterpart hereof to produce or account for any of the other counterparts.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first above written.


                                     VERIZON INFORMATION TECHNOLOGIES INC.



                                     By:________________________________
                                     Name:
                                     Title:



                                     VERIZON INFORMATION TECHNOLOGIES LLC



                                     By:________________________________
                                     Name:
                                     Title:

d                                    EXHIBIT B

                              ASSUMPTION AGREEMENT



                  THIS ASSUMPTION AGREEMENT (this "Assumption Agreement") is entered into as of [_________ __], 2004 by and between Verizon Information Technologies Inc., a Delaware corporation (the "Company"), and Verizon Information Technologies LLC, a Delaware limited liability company (the "Spin-Off Subsidiary").

                  WHEREAS, the Company and the Spin-Off Subsidiary have entered into that certain Contribution, Assignment and Assumption Agreement dated as of [_________ __], 2004 by and between the Company and the Spin-Off Subsidiary (the "Contribution Agreement;" capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Contribution Agreement); and

                  WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, the Company has agreed to assume the Assumed Liabilities.

                  NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  Section 1. Assumption. Subject to the terms and conditions of the Contribution Agreement, the Spin-Off Subsidiary hereby assumes and agrees to pay, observe, perform and discharge all of the Assumed Liabilities. The Spin-Off Subsidiary assumes no debt, liability or obligation of the Company other than such Assumed Liabilities.

                  Section 2. Further Assurances. The Spin-Off Subsidiary hereby agrees to take any and all additional actions and to execute, acknowledge and deliver any and all documents that the Company may reasonably request to effect the transactions contemplated hereby.

                  Section 3. Amendment and Modification; Waiver. This Assumption Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. No waiver of any term or provision of this Assumption Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No party's failure to exercise, and no party's delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

                  Section 4. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

                  Section 5. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401).

                  Section 6. Headings. All section headings contained in this Assumption Agreement are for convenience of reference only, do not form a part of this Assumption Agreement and shall not affect in any way the meaning or interpretation of this Assumption Agreement.

                  Section 7. Relation to  Agreement.  This  Assumption

Agreement is subject in all respects to, and shall not be deemed in any way to supersede, the terms and conditions of the Agreement.

                  Section 8. Counterparts. This Assumption Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Assumption Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Assumption Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement as of the date first above written.



                                     VERIZON INFORMATION TECHNOLOGIES INC.



                                     By:________________________________
                                     Name:
                                     Title:



                                     VERIZON INFORMATION TECHNOLOGIES LLC



                                     By:________________________________
                                     Name:
                                     Title:

                                   EXHIBIT B









                         INTELLECTUAL PROPERTY AGREEMENT

                                     between

                           Verizon Data Services Inc.,

                                Infocrossing Inc.

                                       and

                      Verizon Information Technologies Inc.
                        ----------------------------------


                               September [o], 2004

                         INTELLECTUAL PROPERTY AGREEMENT

         This INTELLECTUAL PROPERTY AGREEMENT (the "Intellectual Property Agreement"), effective as of September [o], 2004 (the "Effective Date"), is between VERIZON DATA SERVICES INC., a Delaware corporation ("Seller") on behalf of itself and its U.S. Affiliates (hereinafter defined), INFOCROSSING, INC., a Delaware corporation ("Buyer"), and VERIZON INFORMATION TECHNOLOGIES INC., a Delaware corporation (the "Company"). (Seller, Buyer and the Company being hereinafter referred to individually as a "Party" and collectively as the "Parties".)

         WHEREAS, the Company is engaged in the business of providing customers in the healthcare industry with information technology outsourcing services, healthcare transaction processing services, Health Insurance Portability and Accountability Act ("HIPPA") consulting and implementation services, payer application solutions and Medicaid fiscal agent services (the "Acquired Business").

         WHEREAS, the Company is also engaged in the businesses of (i) providing data center outsourcing services, application hosting services, enterprise communications solutions, enterprise help desk services and managed network services; and (ii) providing OSS and BSS telecommunications software products, including provisioning and activation, billing and mediation, workforce management and network security applications, (collectively and together with any other ongoing business activity that is not exclusively a part of or included only in the Acquired Business, the "Retained Businesses").

         WHEREAS, Seller owns all the Company's outstanding common stock, no par value (the "Company Stock").

         WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of September 1, 2004 (the "Agreement"), pursuant to which Buyer has agreed to purchase the Company Stock from Seller, and Seller has agreed to sell the Company Stock to Buyer.

         WHEREAS, at the Closing, Seller is willing to convey or cause its U.S. Affiliates to convey to the Company (i) a nonexclusive license to Licensed Intellectual Property (as hereinafter defined) and (ii) a nonexclusive limited license to use Verizon Marks pursuant to Section 4.2.4 of the Purchase and Sale Agreement, and the Company is willing to convey to Seller and its Affiliates (y) a nonexclusive license to certain Company Intellectual Property (as hereinafter defined) and (z) an undivided joint ownership interest to the Proprietary Business Information (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                             ARTICLE I - DEFINITIONS
1.1      Definitions.

Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement (as defined below). Other capitalized terms, as used herein, have the meanings set forth below or in the body of this Intellectual Property Agreement.

         (a)      "ACQUIRED BUSINESS" has the meaning set forth in the Recitals.

         (b)      "AFFILIATE" is defined in the Agreement.

         (c)      "AGREEMENT" is defined in the Recitals.

         (d) "BUSINESS NON-STATUTORY INTELLECTUAL PROPERTY" means the Non-Statutory Intellectual Property which is used by the Company in the Acquired Business as of the Closing Date and is owned by Seller or its U.S. Affiliates (other than Company) as of the Closing Date, after giving effect to the Contribution Agreement.

         (e) "BUSINESS STATUTORY INTELLECTUAL PROPERTY" means the Statutory Intellectual Property, excluding Verizon Marks, which is used by Company in the Acquired Business as of the Closing Date and is owned by Seller or its U.S. Affiliates (other than Company) as of the Closing Date, after giving effect to the Contribution Agreement.

         (f)      "CLOSING" and "CLOSING DATE" are defined in the Agreement.

         (g) "COMPANY" is defined in the Preamble of this Intellectual Property Agreement.

          (h) "COMPANY INTELLECTUAL PROPERTY" means all Statutory Intellectual Property and Non-Statutory Intellectual property owned by Company as of the Closing Date, after giving effect to the Contribution Agreement.

         (i)      "CONTRIBUTION AGREEMENT" is defined in the Agreement.

         (j) "INTELLECTUAL PROPERTY" means all Statutory Intellectual Property and Non-Statutory Intellectual Property.

         (k) "INTELLECTUAL PROPERTY AGREEMENT" is defined in the introductory paragraph hereto.

          (l) "LICENSED FIELD OF USE" means the Acquired Business as conducted by the Company as of the Closing Date.

         (m) "LICENSED INTELLECTUAL PROPERTY" means Business Non-Statutory Intellectual Property and Business Statutory Intellectual Property (other than Proprietary Business Information) that exist as of the Closing Date. For the avoidance of confusion, Licensed Intellectual Property shall not include any:

                  1. patents or patent applications claiming a filing date on or after the Closing Date;

                  2. copyrights in copyrightable subject matter having a creation date on or after the Closing Date;

                  3. applications for domain name registrations claiming a filing date on or after the Closing Date;

                  4. Trademarks, including Verizon Marks, but excluding Trademarks, if any, included in Company Intellectual Property;

                  5. Intellectual Property developed or acquired by Seller or any of its Affiliates on or after the Closing Date;

                  6. any software, including software used by Seller or its Affiliates in the provision of transition services pursuant to any service agreement between Company and Seller or its Affiliates; and

                  7. other Intellectual Property owned by or licensed to Seller or any Affiliate of Seller at any time.

                  At no time shall Buyer or Company have an ownership interest in Licensed Intellectual Property, but such Licensed Intellectual Property shall be licensed to Company pursuant to this Intellectual Property Agreement.

          (n)     "NON-STATUTORY   INTELLECTUAL   PROPERTY"  means  all
                  unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium and to the extent not Statutory Intellectual Property), discoveries, ideas, compositions, formulas, computer programs (including source and object codes), computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing which may be granted without the payment of compensation or other consideration to or any consent of any Person.

          (o)     "PERSON" is defined in the Agreement.

          (p) "PROPRIETARY BUSINESS INFORMATION" means any and all non-technical, non-public information that is Non-Statutory Intellectual Property and owned by Company as of the Closing, after giving effect to Contribution Agreement, which is used solely in the Acquired Business as of the Closing Date; provided, however, that Proprietary Business Information shall not include any such information which is in the possession of or used by Seller or any of its Affiliates (other than Company).

         (q) "STATUTORY INTELLECTUAL PROPERTY" means all (i) United States and foreign patents and patent applications of any kind, (ii) United States and foreign works of authorship, mask-works, copyrights, and copyright and mask work registrations and applications for registration, (iii) Trademarks, and (iv) any rights or licenses in the foregoing.

         (r)      "SUBSIDIARIES" is defined in the Agreement.

         (s) "THIRD PARTY INTELLECTUAL PROPERTY" means any and all Intellectual Property owned by any Person, other than Seller, U.S. Affiliates of Seller or the Company, without regard as to whether Seller or the Company has any rights therein or the right to assign such rights to the Company or the Buyer.

         (t) "TRADEMARKS" means trademarks, tradenames, applications for trademark registration, service marks, applications for service mark registration, domain names, registrations and applications for registrations pertaining thereto, Internet addresses and other network addresses or identifiers, and all goodwill associated therewith.

         (u) "U.S. AFFILIATE" means any wholly-owned subsidiary, if any, of Seller that is incorporated in and operates solely in the United States, but specifically excluding Telecomunicaciones de Puerto Rico, Inc., Verizon Airfone Inc. and any subsidiaries of the foregoing.

         (v) "VERIZON MARKS" means all Trademarks owned by Seller or its Affiliates (other than Trademarks included in Company Intellectual Property), after giving effect to the Contribution Agreement, at any time, or licensed to Seller or an Affiliate of Seller (other than Company) by any Person, and any derivations of the foregoing.



                    ARTICLE 2 - GRANT OF LICENSES AND RIGHTS

2.1 Subject to previously granted rights and licenses, if any, the Company hereby grants and conveys to Seller and its Affiliates:

                  (a) a personal, royalty-free, fully paid-up, irrevocable, nonexclusive license under Company Intellectual Property (other than Proprietary Business Information and Trademarks included therein) to make, have made, sell, have sold, offer for sale, have offered for sale, import, have imported, license, have licensed, use, have used, reproduce, distribute, perform, display and prepare derivative works of such Company Intellectual Property in products and services provided by or on behalf of Seller and its Affiliates and to practice any method or process in the provision and use of such products and services; and

                  (b) an undivided joint ownership interest in and to the right, title and interest of Company to the Proprietary Business Information. The joint ownership interest of Company on the one hand, and Seller and its Affiliates on the other hand, includes, but is not limited to, the unrestricted right to use, reproduce, copy, modify, improve, create derivative works, enhance, transfer, assign, otherwise convey and to exercise any and all rights relating to such Proprietary Business Information without the obligation to account to the other therefor, except and to the extent set forth in Article 5, or to seek the consent of the other with respect thereto.

2.2 Seller, on behalf of itself and its U.S. Affiliates, hereby grants, effective as of the Closing, but after the consummation of the assignment contemplated by the Contribution Agreement and Section 2.1 above, the following rights and licenses:

         (a) Subject to previously granted rights and licenses, if any, Seller hereby grants to Company a personal, royalty-free, fully paid-up, irrevocable (except and to the extent set forth in Article 6 below), nonexclusive and nontransferable (except as permitted pursuant to Section 7.1 below) license, subject to the provisions of Section 5.1 of this Intellectual Property Agreement, to use the Licensed Intellectual Property solely in the provision of goods and services in the Licensed Field of Use and in the practice of any methods associated with the provision of such goods and services in the Licensed Field of Use. The foregoing license granted to Company does not include the right: (x) to disclose the Licensed Intellectual Property to any Person (other than to contractors of Company in support of the Licensed Field of Use), (y) to grant sublicenses to any Person (other than to contractors of Company in support of the Licensed Field of Use, or (z) to assign such license other than to permitted successors and assigns of Company in the Acquired Business. The foregoing license to Company shall not extend to any modifications, improvements, enhancements, additions or derivations of the Acquired Business after the Closing Date that are outside of the Licensed Field of Use.

2.3 Except for the limited phase-out license granted to the Company pursuant to
Section 4.2.4 of the Agreement, no rights or licenses, express or implied, are granted to the Company under any Verizon Marks.

2.4 From time to time after the date of this Intellectual Property Agreement, as and when requested by a Party hereto, the other Party will execute and deliver, or cause to be executed and delivered, any documents as may be reasonably necessary or appropriate to effectuate the intent of this Intellectual Property Agreement.

                                ARTICLE 3 - TAXES

3.1 The provisions of Section 4.3.4 of the Agreement shall be applicable and shall govern the responsibility of the Parties for all Taxes (as defined in the Agreement) imposed by any Governmental Authority (as defined in the Agreement) with respect to the transactions contemplated by or taken in connection with this Agreement.

             ARTICLE 4 - DISCLAIMER, LIMITED WARRANTY, LIMITATION OF
                          LIABILITY AND INDEMNIFICATION

4.1 Without limiting any of the representations and warranties provided in the Agreement, nothing contained in this Intellectual Property Agreement shall be construed as:

         (a) requiring the securing or maintaining in force by Seller of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property or Verizon Marks;

         (b) a warranty or representation by Seller or its Affiliates as to the validity or scope of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property, Company Intellectual Property or Verizon Marks;

         (c) a warranty or representation by Seller or its Affiliates that any provisioning of goods and services by the Company or the use of Proprietary Business Information, Licensed Intellectual Property, Company Intellectual Property or Verizon Marks, in whole or in part, will be free from infringement of any Intellectual Property, other than the Licensed Intellectual Property, but only to the extent to which licenses or rights are granted to Company pursuant to this Intellectual Property Agreement;

         (d) an agreement by Seller or its Affiliates to bring, prosecute or participate in actions or suits against third parties for infringement of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property or Verizon Marks;

         (e) conferring any right to Buyer or the Company to use, in advertising, publicity or otherwise, any Trademarks (except the Trademarks included in Company Intellectual Property and the Verizon Marks, but only to the extent expressly provided in Section 4.2.4 of the Agreement);

         (f) conferring by implication, estoppel or otherwise any license or other right upon Buyer or the Company under any other Intellectual Property; or

         (g) an obligation upon Seller or its Affiliates to make any determination as to the applicability of any Intellectual Property to any product or service.

4.2 Seller warrants that it has the right to grant the licenses and rights granted herein and to enter into this Intellectual Property Agreement.

4.3 EXCEPT FOR THE EXPRESS WARRANTIES OF SECTION 4.2 OF THIS INTELLECTUAL PROPERTY AGREEMENT AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF
         ARTICLE 3 OF THE AGREEMENT, THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE (EVEN IF SELLER HAS BEEN MADE AWARE OF SUCH PURPOSE) AND ANY WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY.

4.4 EXCEPT FOR BREACHES OF SECTION 5.1 OR SECTION 5.2 BELOW, IN NO EVENT SHALL THE SELLER OR ITS AFFILIATES ON THE ONE HAND, OR BUYER AND COMPANY ON THE OTHER HAND, BE LIABLE TO THE OTHER FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS, OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS INTELLECTUAL PROPERTY AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PROPRIETARY BUSINESS INFORMATION, THE COMPANY STATUTORY INTELLECTUAL PROPERTY AND THE LICENSED INTELLECTUAL PROPERTY OR ANY PORTION OF THE FOREGOING, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                           ARTICLE 5 - CONFIDENTIALITY

5.1      Buyer and Company agree:

                  (a) to maintain the confidential nature, if any, of, and not disclose to any third party (other than the Company and its contractors who are bound by obligations of confidentiality) any non-public Licensed Intellectual Property, and

                  (b) to treat non-public Proprietary Business Information in the same manner (but in no event using less than a reasonable degree of care) as the Company treats other similarly sensitive proprietary information owned by the Company.

5.2 Seller and its U.S. Affiliates agree to treat non-public Proprietary Business Information in the same manner (but in no event using less than a reasonable degree of care) as Seller and its U.S. Affiliates treat other similarly sensitive proprietary information owned by Seller or its U.S. Affiliates.

5.3 The Licensed Intellectual Property and the Verizon Marks shall remain the sole and exclusive property of Seller or its U.S. Affiliates (other than Company), subject to the limited rights and licenses expressly granted to Company pursuant to this Intellectual Property Agreement.

                      ARTICLE 6 - TERMINATION/CANCELLATION

6.1 The term of this Intellectual Property Agreement shall commence on the Closing Date, and shall continue at all times thereafter, except and to the extent expressly provided in Section 4.2.4 of the Agreement, unless terminated/cancelled earlier by either Party as provided in this
         Article 6.

6.2 No waiver of any breach of, or default under, this Intellectual Property Agreement shall constitute a waiver of any other breach of, or default under, this Intellectual Property Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party waiving the breach or default.

6.3 If Buyer or the Company voluntarily files for bankruptcy or makes an assignment for the benefit of its creditors, or an involuntary assignment or bankruptcy petition is made or filed against Buyer or the Company, Seller may immediately terminate this Intellectual Property Agreement and the licenses granted to the Company herein.

6.4 In the event of any material breach of Section 4.2.4 of the Agreement related to the Verizon Marks by Buyer or the Company which is not cured within ten (10) days of written notice to Buyer by Seller, Seller shall have the right to terminate/cancel any and all rights and licenses granted to the Company under Verizon Marks; the foregoing being in addition to any other rights and remedies available to Seller.

6.5 In the event of any material breach of any provision of this Intellectual Property Agreement related to Licensed Intellectual Property by Buyer or the Company which is not cured within ten (10) days of written notice to Buyer by Seller, Seller shall have the right to terminate/cancel the rights and licenses granted to the Company under Licensed Intellectual Property. The foregoing shall be in addition to any other rights and remedies available to Seller.

                         ARTICLE 7 - GENERAL PROVISIONS

7.1 Notwithstanding anything to the contrary, Company may, upon prior notice to Seller: (i) assign, without the consent of Seller, any of its rights and obligations hereunder to any Affiliate or Subsidiary of the Company that is actually conducting the Acquired Business of the Company in the Licensed Field of Use, or (ii) assign, without the consent of Seller, any of its rights and obligations hereunder to a third party in connection with a sale of all or substantially all of the Acquired Business of the Company in the Licensed Field of Use (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided that such third party agrees in writing to be bound by the terms and conditions of this Intellectual Property Agreement. The foregoing shall not apply to Company Intellectual Property or Proprietary Business Information which may be assigned and conveyed to any third party by Company without restriction, other than for the rights and licenses granted herein to Seller and its Affiliates.

7.2      Except and to the extent expressly provided herein, the provisions of
         Article 8 (Miscellaneous) of the Agreement shall apply to this Intellectual Property Agreement and such provisions are expressly incorporated herein; provided, however, in the event of conflict between the provisions of this Intellectual Property Agreement and the Agreement, the provisions of this Intellectual Property Agreement shall take precedence.

                            [SIGNATURE PAGE FOLLOWS]

         In Witness Whereof, each of the Parties has caused this Intellectual Property Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



                                          VERIZON DATA SERVICES INC


                                          By: ________________________________
                                          Name: _____________________________
                                          Title: _______________________________
                                          Date: _______________________________



                                          INFOCROSSING, INC.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _______________________________
                                          Date: _______________________________




                                          VERIZON INFORMATION TECHNOLOGIES INC.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: _______________________________
                                          Date: ________________________________

                                    EXHIBIT C

                        AGREEMENT FOR TRANSITION SERVICES

This Agreement for Transition Services is made this ___ day of _______________, 2004 by and between [________________________], formerly known as Verizon Information Technologies Inc., a Delaware corporation with offices at [______________________] ("Company"), and Verizon Information Technologies, LLC, a Delaware limited liability company with offices at One East Telecom Parkway, Post Office Box 290152, Temple Terrace, Florida 33687 ("Service Provider").


WHEREAS, as of the date first set forth above, Verizon Data Services, Inc. ("Seller") owns all of the outstanding common stock, no par value, of Company (the "Company Interest");


WHEREAS, Seller and Infocrossing, Inc. ("Buyer") are parties to that certain Purchase and Sale Agreement dated as of September 1, 2004 ("Sale Agreement");


WHEREAS, pursuant to the Sale Agreement, and subject to certain conditions precedent, Seller will sell the Company Interest to Buyer; and


WHEREAS, following the closing of such sale ("Closing"), Company shall purchase from Service Provider, and Service Provider shall provide to Company, certain data processing services as set forth herein for a period of time as specified herein.


NOW, THEREFORE, in consideration of the mutual terms and conditions of this Agreement, the parties agree as follows:

1.       DEFINITIONS.

"AFFILIATE" OR "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

"COMPANY PROPRIETARY DATA" shall mean any and all technical and non-technical, non-public information owned by Company that is used in or required for use in the business of Company, including financial, marketing and business data, information and reports, pricing and cost information, correspondence and notes.

"CUSTOMER" shall mean each party set forth in a Statement of Work.

"CUSTOMER DATA" shall mean all information, whether or not Confidential Information, entered in software or equipment by or on behalf of Customer and information derived from such information, including as stored in or processed through the equipment or software, including without limitation all data and information submitted to Service Provider by Customer.

"CUSTOMER DEVELOPED SOFTWARE" shall mean any system and/or application software developed by or for Customer or Company, which is used by Service Provider to provide the Services covered in this Agreement and maintained by Customer.

"CUSTOMER PROPRIETARY DATA" shall mean any and all technical and non-technical, non-public information owned by Customer that is used in or required for use in the business of Customer, including financial, marketing and business data, information and reports, pricing and cost information, correspondence and notes.

"CUSTOMER SOFTWARE" shall mean any Customer-Developed Software and Customer Third Party Software provided by Customer to Service Provider to perform the Services herein.

"CUSTOMER THIRD-PARTY SOFTWARE" shall mean system and/or application software licensed by a third party to Customer or Company, which is used and maintained by Service Provider to provide the Services covered in this Agreement.

"DISASTER" shall mean a catastrophic occurrence or force majeure event, including natural disasters, intentionally malicious acts, civil disorders, labor disputes or disruptions and government seizures and similar actions, at a Service Provider data center which causes Service Provider to be unable to provide the Services herein.

"HARDWARE" shall mean the central processing unit(s) and peripheral equipment installed in a Verizon facility, owned and utilized by Service Provider to provide the Services, including the telecommunications equipment at the demarcation point at Verizon's facility. The term Hardware shall not include terminals, controllers, or telecommunications equipment at Customer's site(s), or the actual circuits required to enable Customer to access and utilize Service Provider's Services, which terminals, controllers, telecommunications equipment and circuits are provided by Customer and are Customer's responsibility.

"INTELLECTUAL PROPERTY RIGHT(S)" shall mean any and all worldwide rights existing now or in the future under patent law, copyright law, industrial rights design law, semiconductor chip and mask work protection law, moral rights law, trade secret law, and any and all similar proprietary rights, however denominated, and any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

"MODIFICATION" shall mean a mutually agreed to change to this Agreement or any of the Exhibits hereto, utilizing the process set forth in Section 23.

"PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or enterprise of whatever nature.

"REQUIRED CONSENTS" shall mean all consents, approvals, authorizations, notices, requests, and acknowledgments that are necessary to grant Service Provider the necessary rights of access to and use of software, information and/or data to provide the Services contemplated hereunder.

"SERVICE PROVIDER DEVELOPED SOFTWARE" shall mean any system and/or application software developed by or for Verizon Communication Inc. or any of its Affiliates, which is used by Service Provider to provide the Services covered in this Agreement.

"SERVICE PROVIDER THIRD PARTY SOFTWARE" shall mean any third party software used to provide the Services that is provided under license to Service Provider.

"TIME AND MATERIALS" shall mean Service Provider's then-current hourly labor rates for certain job categories. Annual increases for the hourly rates, as of the Effective Date shall not exceed the greater of five percent (5%) or the annual percentage change (related to the twelve (12) month period preceding such increase) in the Average Hourly Earnings for Computer Programming Services (1987 SIC Code 7371), as published by the Bureau of Labor Statistics, U.S. Department of Labor (or such other relevant index if this index is discontinued).

"TOOLS" shall mean any software development aids, know how, methodologies, processes, technologies or algorithms developed and/or used by Service Provider or any of its affiliate in providing the Services and based upon trade secrets or proprietary information of Service Provider or any of its affiliates or otherwise owned or licensed by Service Provider or any of its affiliates.

 "VIRUS" shall mean any: (i) program code, programming instruction or set of instructions intentionally constructed by third parties having the capability to damage, interfere with or otherwise adversely affect computer programs, data files, operations, telecommunications or Services; or (ii) other code typically designed to be a virus.

2.       SERVICES.

2.1 SERVICES. The individual services to be provided under this Agreement, including, without limitation, computing and help desk services ("Services"), are set out in statements of work ("Statements of Work"), which may be modified from time to time by a Modification, that are attached as Exhibit A designated as Exhibit A-1, Exhibit A-2, etc... and made part of this Agreement (this agreement and all attached Statements of Work are collectively referred to as the "Agreement"). If there is any conflict or inconsistency between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement (excluding for this purpose the Statements of Work), the terms and conditions of the Statement of Work shall control.

2.2 STATEMENTS OF WORK - GENERALLY. Each Statement of Work shall: (i) describe the Services to be performed; (ii) specify the payments to be made under the Statement of Work, or, if applicable, the basis on which such payments shall be computed; and (iii) specify any other terms and conditions appropriate to the Services to be performed and the obligations of the parties.

2.3 BACKUP AND RESTORE, ARCHIVING AND DISASTER RECOVERY. As part of the computing Services provided under this Agreement, Service Provider will perform:
(i) periodic backup and archiving of Customer Data; (ii) purging and archiving of Customer Data; and (iii) general recovery of Customer Data resident on the Hardware. If required, Service Provider shall restore Customer's data files using the most current backup tape. Company acknowledges and understands that in the event of a restoration, Customer Data entered by Customer between the date and time of backup and the date and time of restoration will be lost and Customer will be solely responsible for restoring the lost Customer Data and data files. If agreed to by the parties, and upon payment of the applicable Fees, Service Provider agrees to provide Disaster Recovery in accordance with the applicable provisions of any Statement of Work.

2.4 SERVICE LEVELS. Service level measurements and objectives will be identified in a separate Service Level Agreement (SLA) between the parties which shall be referenced in each Statement of Work. Some of the items which may be included as part of the SLA include system availability, problem notification, and network response time.

2.5 PERFORMANCE. Service Provider shall devote such time, effort and resources to the performance of Services as it deems commercially reasonably necessary to accomplish the tasks specified in any Statement of Work. Service Provider may call upon the expertise and/or assistance of its affiliates, subcontractors or consultants in the performance of such Services.

3.       THIRD PARTY SOFTWARE.

3.1 CUSTOMER SOFTWARE. Service Provider agrees that Company may use the Hardware to operate and run Customer-Developed Software and/or Customer Third-Party Software; provided however, that Company shall be solely responsible for, or ensures that Customer will be responsible for, obtaining and maintaining all licenses necessary for such use of such software and Company shall pay all costs related to obtaining the Required Consents needed by Service Provider to host such software for Customer's benefit. Company shall, or ensure that Customer shall, be solely responsible for all licenses, maintenance, and other fees due and payable for such Customer Third-Party Software. Service Provider shall make any such Customer-Developed Software and/or Customer Third-Party Software available only to Customer.

3.2 SERVICE PROVIDER THIRD-PARTY SOFTWARE PROVIDED. Service Provider will use certain Service Provider Third-Party Software to provide the Services hereunder. Service Provider shall be responsible for obtaining all licenses and maintenance necessary for use of such software for Company for the Customer's benefit. Service Provider may, upon reasonable notice and at no cost to Company, make changes to the Third-Party Software being used by Service Provider to provide the Services, provided that any such change will not substantially impair Company's ability to obtain the Services for its Customer(s) hereunder. In the event, the Company, upon receipt of such notice, advises Service Provider that it requires continuation of the original Third-Party Software, Company will be responsible for costs incurred by Service Provider to continue such use. In the event the Company requests Service provider, in writing to replace one of Service Provider Third-Party Software products with software requested by Company on behalf of its Customer, Company shall be responsible for any associated costs incurred by Service Provider to use such substitute software to provide the Services hereunder.

3.3 SERVICE PROVIDER DEVELOPED SOFTWARE. Service Provider may use certain Service Provider -Developed Software and Tools to provide the Services hereunder. Service Provider shall be responsible for the maintenance necessary for use of such software for Company for the Customer's benefit.

4.       SOFTWARE MAINTENANCE.

4.1 SOFTWARE. Company represents and warrants that all Customer Software is at current release levels, or as otherwise agreed as reflected in each Statement of Work. Any costs to upgrade the Customer Software to release or version levels other than those listed in each Statement of Work shall be the sole responsibility of Company.

4.2 THIRD-PARTY SERVICE CONTRACTS. The Parties shall mutually determine whether to assign to Service Provider third party service contracts relating to maintenance support for transferred Customer Third Party Software. Any assignment of such contracts will be for operational purposes only. All administrative or financial responsibility for such third party service contracts will be the sole responsibility of Company.

5.       REQUIRED CONSENTS.

The Parties shall cooperate with each other in seeking any and all required consents. Company shall be responsible for resolving any issues or disputes with third parties in obtaining Required Consents necessary for Service Provider to provide the Services herein and shall pay any and all costs associated with obtaining Required Consents. To the extent consent is obtained for Service Provider to manage and utilize the Customer Third Party Software or third party service contracts, Company shall, or cause Customer to, continue to exercise termination, extension, and other rights thereunder and will remain solely obligated for all costs associated with the Customer Third Party Software or third party service contract unless otherwise agreed to by the Parties in writing. If a Required Consent is not obtained, then, unless and until such required consent is obtained, Service Provider shall work with Company to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such Required Consents.

6.       COMPUTING OPERATIONS.

6.1 CUSTOMER ACCESS TO SERVICE PROVIDER'S NETWORK OR FACILITY. If either party is given access, whether on-site or through remote facilities, to any computer or electronic data storage system of the other party in order to accomplish the Services called for in this Agreement, the party that receives such access shall limit such access and use solely to perform Services within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the Services required under this Agreement. Under no circumstances shall either party's personnel access any networks or facilities of the other party for the purpose of accessing other external networks, nor shall any such capabilities for such access be published or made known via any medium, as for example and not by way of limitation, posting on bulletin boards or E-mail. Any such use or publication shall be a material breach of this Agreement. Neither party shall use back doors, data capture routines, games, viruses, worms, or Trojan horses and any intentional introduction of such into the other party's data networks shall be deemed a material breach of this Agreement. The party receiving access shall limit such access to those of its employees whom the other party has authorized in writing to have such access in connection with this Agreement or the applicable Statement of Work, and shall strictly follow all security rules and procedures for use of the providing party's electronic resources. All user identification numbers and passwords and any information obtained as a result of access to and use of a party's computer and electronic data storage systems shall be deemed to be, and shall be treated as, Confidential Information under applicable provisions of this Agreement. Each party agrees to cooperate with the other in the investigation of any apparent unauthorized access to a party's computer or electronic data storage systems. Service Provider shall have the right to immediately take any reasonable action to protect itself against the improper act, including without limitation, the right to temporarily restrict access or at Service Provider's sole discretion, the right to temporarily suspend the affected Services until the problem has been resolved, without being held in breach of contract or breach of any service level. Company shall ensure that all Company personnel, Customer personnel, or their agents, accessing Service Provider's systems are aware of their responsibilities and restrictions referenced in this Section 6.

6.2 CUSTOMER PROPRIETARY DATA AVAILABILITY. During the term of this Agreement, Service Provider will not destroy any Customer Data (unless otherwise permitted under this Agreement), without the prior express written consent of Company. However, Company and Customer understand and agree that at any time after delivery of the storage media, or after the sixty-first (61st) day following termination of the Services, Service Provider's standard file purge procedures will automatically erase all storage media, including back-up storage media, which contain Customer Software or Customer Data.

6.3 FILE SECURITY AND SAFEGUARDING CUSTOMER DATA. Notwithstanding any other provision of this Agreement, Service Provider will make all Customer Data available to Customer and its authorized agents. Service Provider will establish and maintain safeguards against the destruction, loss, or alteration of Customer Data in the possession of Service Provider that are no less rigorous than those maintained by Service Provider with respect to its own similar data. Service Provider will provide security and back-up and recovery services as specified in
Section 2.3 to protect the Customer Data. Company will, at its own expense, have the right to establish backup security for Customer Data and to keep backup data and data files at a non-Verizon location.

6.4 USER LOGON IDENTIFICATION ASSIGNMENT. If necessary to provide the Services under this Agreement, Service Provider will assign Logon Identification names(s) ("IDs") in accordance with Service Provider's User Logon Identification Assignment procedures then in effect. Company shall, and ensure that Customer shall, be responsible for the security and control of all IDs assigned to it and shall restrict the use of such assigned IDs to access of Customer's programs and data. Service Provider agrees not to disclose Customer's IDs to any third party without the advance written consent of Company. Service Provider shall have no liability for Company's or Customer's disclosure of IDs assigned by it to third parties.

6.5 OPERATIONAL/PROCEDURAL CHANGES. Service Provider may, upon reasonable notice to Company, designate and make changes in rules, regulations and/or procedures of security, operation, teleprocessing protocols, accessibility periods, Customer identification procedures, type of terminal equipment, type and location of system and service equipment, system programming languages, Service Provider Third Party Software, and designation of the particular Verizon data center serving the Customer at any particular address, provided that any such proposed change will not substantially impair Company's ability to obtain Services hereunder.

7.       CONCEPT/PRODUCT OWNERSHIP.

7.1 COMPANY. Service Provider agrees that, as between Service Provider and Company, the concepts, information, and materials and Customer Software developed and/or provided by Company prior to commencement of and independent of the Services provided under this Agreement, or owned by a third-party customer or supplier of Company and furnished to Service Provider by Company under this Agreement, shall remain the property of Company or such third-party, Customer or supplier.

7.2 SERVICE PROVIDER. Company agrees that, as between Service Provider and Company, the Service Provider Developed Software and the concepts, information, materials and Tools developed and/or provided by Service Provider prior to commencement of and independent of work under this Agreement, or owned by a third-party customer or supplier of Service Provider and furnished to Company by Service Provider under this Agreement, shall remain the property of Service Provider or such third-party customer or supplier. Company agrees that, except as to Customer Proprietary Data or Company Proprietary Data provided to Service Provider or any derivative works of Company based solely on information and materials developed by Company prior to and independently of this Agreement, Customer Proprietary Data, or Company Proprietary Data, all concepts, information and materials created, conceived or developed as a result of the Services provided by Service Provider under this Agreement, shall be and remain the property of Service Provider, and Company shall not disclose any such concept, information and materials to any third party without the prior written consent of Service Provider.

7.3 PROPRIETARY MARKINGS. Neither party shall remove or destroy any proprietary marking or proprietary legends placed upon or contained within any materials or documentation provided to it by the other party.

8.       COMPENSATION AND BILLING.

8.1      PREPAYMENT.

(a) On the Effective Date, Company shall pay Service Provider the amount of Service Provider's good faith estimate of the aggregate cost to provide all Services for the first two (2) months of the term hereof (the "Initial Payment") as specified in the Statements of Work. Within thirty (30) business days after the end of each month of the initial two (2) month period, Service Provider shall calculate and provide Company the actual cost of providing the Services, by Service for that month ("Monthly Actual Amount"). The combined Monthly Actual Amounts for the two (2) months of the period is the Period Actual Amount ("Period Actual Amount"). If the Period Actual Amount exceeds the Initial Payment paid by Company, then Company shall promptly pay the difference to Service Provider. If the Period Actual Amount is less than the Initial Payment paid by Company, then Service Provider shall credit the difference to Company, to be applied against amounts due in the succeeding month, or if there are no payments due and payable thereafter, Service Provider shall promptly pay the amount of such excess to Company. If Company disputes owing any amount in good faith, it shall immediately notify Service Provider in writing giving the reasons for the dispute and the provisions of Section 25 shall apply.

(b) On or prior to the commencement of each successive two (2) month period thereafter, Company shall pay in advance an amount equal to two times the average of the Monthly Actual Amounts of the prior period. Within thirty (30) business days after the end of each two month period, Service Provider shall calculate the Period Actual Amount for that period. If the Period Actual Amount exceeds the amount which was paid in advance by Company for that period, then Company shall promptly pay the difference to Service Provider. If the Period Actual Amount is less than the amount which was paid in advance by Company, then Service Provider shall promptly credit the difference to Company, to be applied against amounts due in the succeeding period, or if there are no payments due and payable thereafter, Service Provider shall promptly pay the amount of such excess to Company. If Company disputes owing any amount in good faith, it shall immediately notify Service Provider in writing giving the reasons for the dispute and the provision of Section 25 shall apply.

(c) On or prior to the commencement of the final one (1) month period of any Renewal Term or the final two (2) month period of the Initial Term or any Renewal Term, as applicable, Company shall pay in advance an amount equal to either, (i) for the final one (1) month period of a Renewal Term (because the Company has not elected a subsequent Renewal Term such that the last month of the Renewal Term and the first month of a subsequent Renewal Term would comprise a two (2) month period), the Monthly Actual Amount of the first month of that Renewal Term; or (ii) for the final two (2) month period of the Initial Term or the final two (2) month period of a Renewal Term (because the last month of the prior Renewal Term and the first month of that Renewal Term has formed a two (2) month period), the Period Actual Amount for the prior two (2) month period.

Under the situation presented in subsection (i) above, within thirty (30) business days after the end of the Renewal Term, Service Provider shall calculate the Monthly Actual Amount. If the Monthly Actual Amount exceeds the amount which was paid in advance by Company for that period, then Company shall promptly pay the difference to Service Provider. If the Monthly Actual Amount is less than the amount that was paid in advance by Company, then Service Provider shall promptly pay the difference to Company. If Company disputes owing any amount in good faith, it shall immediately notify Service Provider in writing giving the reasons for the dispute.

Under the situation presented in subsection (ii) above, within thirty (30) business days after the end of the Initial Term or the Renewal Term, as applicable, Service Provider shall calculate the Period Actual Amount, If the Period Actual Amount exceeds the amount which was paid in advance by Company for that period, then Company shall promptly pay the difference to Service Provider. If the Period Actual Amount is less than the amount that was paid in advance by Company, then Service Provider shall promptly pay the difference to Company. If Company disputes owing any amount in good faith, it shall immediately notify Service Provider in writing giving the reasons for the dispute.

8.2 TAXES. In addition to the charges for Services, Company shall pay Service Provider any sales, use, privilege, gross revenue, excise, or any other tax (except income and franchise taxes), as well as any assessments or duties with respect to the Services lawfully levied by a duly constituted governmental authority. If Company determines that any Service is exempt from a tax, Company shall provide Service Provider with a properly completed exemption certificate for each jurisdiction for which Company is claiming an exemption, before Service Provider will exclude the respective tax from amounts charged. Company will not deduct any tax amount from remittances until a properly completed exemption certificate, for all jurisdictions for which Company is claiming an exemption, has been provided to Service Provider.

8.3 EXPENSE REIMBURSEMENT. Company shall reimburse Service Provider for reasonable expenses for travel, meals, lodging, postage, courier charges, copying, and any other out-of-pocket costs or expenses incurred by Service Provider in the performance of its obligations under this Agreement, including, without limitation, any third-party costs or charges identified in a Statement of Work. Except as set forth in a Statement of Work, there shall be no mark-up of such expense charges.

8.4 RECORDS. Service Provider shall maintain complete and accurate records in a form consistent with applicable law and generally accepted accounting practices. Service Provider, upon thirty (30) days prior written notice from Company shall make available to Company, Service Provider's usage data that was used to compute its invoices to Company pertaining solely to this Agreement for inspection and audit. Company and its authorized agents, subject to obligations of confidentiality as set forth in this Agreement, shall have access to such records during normal business hours during the term of this Agreement. Access to the records shall be made at the location where such records are normally maintained.

8.5 LATE FEES. Any amounts that are past due that are not subject to a good faith dispute or that are subject to a good faith dispute that is resolved in favor of Service Provider shall bear interest at a rate of 1.5% per month.

9.       TERM.

This Agreement and the Statements of Work hereto are effective as of the Closing ("Effective Date") and, unless terminated under Section 26 of this Agreement, shall continue for a period of six (6) months thereafter ("Initial Term") and automatically renew for successive periods of three (3) months (each, a "Renewal Term") unless either party shall have given the other party no fewer that thirty
(30) days written notice of termination prior to the end of the Initial Term or any Renewal Term (together, the Initial Term and any Renewal Terms shall be referred to as the "Term").

10.      TELECOMMUNICATIONS NETWORK.

Service Provider and Customer shall be responsible for the telecommunications network and any network hardware/software to the extent specified in a Statement of Work.

11.      CONFIDENTIAL INFORMATION.

11.1 CONFIDENTIALITY. In the course of requesting and performing Services pursuant to this Agreement, each party may receive or acquire from the other, or, in the case of Service Provider, its affiliates, information or data pertaining to specifications, drawings, sketches, models, samples, computer programs, methods, concepts, know-how, techniques, processes, and other technical or business information that the other party desires to protect against unauthorized use or further disclosure. Unless otherwise expressly set forth in a Statement of Work, for purposes of this Agreement, "Confidential Information" shall mean: (i) any information in written, other tangible or electronic form which is labeled by the disclosing party as "confidential", "proprietary" or with a legend of similar import; (ii) software in any form (including related documentation), whether or not labeled in accordance with the preceding; (iii) Services provided pursuant to this Agreement, with the ownership of and proprietary interest therein being defined in the applicable Statement of Work; or (iv) information orally disclosed to the recipient party or received by the recipient party through observation and identified by the disclosing party as confidential at the time of such disclosure. Each party shall remain the exclusive owner of its Confidential Information.

11.2 USE OF CONFIDENTIAL INFORMATION. The Confidential Information of the disclosing party may be used by the receiving party only for the performance or use of the Services that Service Provider is providing to Company pursuant to this Agreement and any other use is strictly prohibited. Further, Confidential Information may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know about the Confidential Information in order to perform or use Services pursuant to this Agreement.

Company acknowledges that it is a competitor of the Service Provider and agrees that it will not provide any Confidential Information to any person in the Company's organization that does not need to know the Confidential Information in order to use the Services, including, without limitation, any marketing, sales or proposal management persons. Further, Company agrees that the employees, subcontractors and agents that have a need to know such Confidential Information in order to use the Service shall not in any way use the Confidential Information in order to improve the data processing services that the Company offers to third-parties (other than the Customers defined hereunder) so that it may improve its ability to directly compete with the Service Provider.

Except and to the extent set forth in Section 11.3, the receiving party agrees that it will not disclose Confidential Information of the other party to any other person, entity, or the public other than employees, subcontractors or agents that have a need to know about the Confidential Information in order to perform or use Services pursuant to this Agreement without the prior written consent of the disclosing party. However, such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent, to the receiving party's subcontractors or consultants who require access to such Confidential Information to perform or use the Services under this Agreement, provided such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section. It is agreed that such written agreements shall be enforceable by the disclosing party.

11.3 EXCEPTIONS. The obligations in Section 11.2 shall not apply to that portion of any information received from the disclosing party which is: (i) lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; (ii) received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; (iii) now or later becomes publicly known through no breach of confidential obligation by the receiving party; (iv) released by the disclosing party to any other person, firm or entity (including governmental agencies or bureaus) without restriction on use or disclosure; or (v) independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party.

11.4 DISCLOSURE AND NOTIFICATION. If a receiving party receives a request to disclose any Confidential Information of the disclosing party (whether pursuant to a subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) and, on advice of legal counsel, determines that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the sole obligation of the disclosing party to use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed.

11.5 CONTINUING OBLIGATION. The obligation of non-disclosure and non-use with respect to Confidential Information of the disclosing party shall survive termination of this Agreement and shall continue for a period of two (2) years thereafter; provided, however, if any applicable law, rule, regulation or court order requires that information be kept confidential for a longer period of time, the receiving party will continue to keep such information confidential in accordance with such law, rule, regulation or court order.

12.      RELATIONSHIP OF PARTIES.

12.1 INDEPENDENT CONTRACTORS. In providing any Services pursuant to this Agreement, Service Provider and its affiliates are independent contractors and not agents or representatives of Company. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party or parties for any purpose. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.

12.2 NO PERFORMANCE. Neither party undertakes by this Agreement or any Statement of Work to conduct the business or operations of the other party. Nothing contained in this Agreement or any Statement of Work is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers.

13.      INDEMNIFICATION.

13.1 GENERAL. To the fullest extent permitted by law, Company shall defend, indemnify and hold harmless Service Provider and its affiliates, officers, agents and employees from any and all amounts payable under any judgment, verdict, court order or settlement (and associated reasonable fees and disbursements of counsel) arising from or related to any third party claims, including without limitation, claims for injury, sickness, disease or death of any person or damage to any real or personal property or assets to the extent arising from the indemnitor's (either directly or through its officers, agents, subcontractors or representatives) acts or omissions in connection with the provision of Services hereunder, except to the extent that any damages resulting from such claims are determined in a final judgment by a court with competent jurisdiction to be caused by the gross negligence or willful misconduct of Service Provider.

13.2 DEFENSE. Subject to the limitations and procedures set forth below, Service Provider agrees to defend Company against any action to the extent that such action is based upon a claim that the Tools, the Service Provider Developed Software or the use by Company of the Services provided pursuant to this Agreement (i) infringes a United States copyright, (ii) infringes a United States patent or (iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret and not as the result of any prohibited use or transfer by Company. Service Provider shall bear the expense of such defense and pay any losses finally awarded by a court of competent jurisdiction that are directly attributable to such claim.

13.3 CONTRIBUTORY INFRINGEMENT. Service Provider shall not be liable to Company for claims of indirect or contributory infringement. Further, Service Provider shall have no liability to Company if (i) the claim of infringement is based upon the use of the Tools, the Service Provider Developed Software or the Services provided by Service Provider hereunder in connection or in combination with equipment, devices, data or software not supplied by Service Provider, and such infringement would not have occurred but for such use, (ii) such Tools, Service Provider Developed Software or Services are used outside of the scope of the rights and licenses granted to Company; (iii) the Tools, Service Provider Developed Software or Services are modified by or for Company (including by Service Provider at Company's direction or instructions), and such infringement would not have occurred but for such modification; (iv) Company uses any of the Services in the practice of a patented process and there would be no infringement in the absence of such practice, or (v) the claim of infringement arises out of Service Provider's compliance with written directions provided by Company and such infringement would not have occurred but for such compliance. For all of the foregoing exclusions, Company shall defend and indemnify Service Provider for any infringement claims to the extent set forth in Section 13.5.

13.4 MITIGATION. If the Tools, the Service provider Developed Software or the Services become the subject of an infringement claim, or in Service Provider's opinion, is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees as required above, Service Provider may, at its option and in its sole discretion, and at its own cost and expense: (i) replace or modify any such Tool, Service Provider Developed Software or Services to make them non-infringing or cure any claimed misuse of any third party trade secret; (ii) procure for Company the right to continue using such Tool, Service Provider Developed Software or Services pursuant to this Agreement; or if neither (i) nor (ii) are possible at a commercially reasonable cost, (iii) terminate the Statement of Work (to the extent it has not yet been completed) and terminate Company's right to use the same and refund a pro-rata portion of the amount actually paid to Service Provider for the Services.

13.5 CONDITIONS. The indemnification obligations set forth in this Section shall not apply unless the indemnified party: (i) notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify shall only relieve the indemnitor of its obligations under this Section if and to the extent that the indemnitor is prejudiced thereby; and
(ii) gives the other party full control of the response thereto and the defense thereof, including any agreement relating to the settlement thereof. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor's cost and expense. The indemnitor shall not be responsible for any settlement or compromise made without its prior written consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was obligated to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

14.      INTELLECTUAL PROPERTY INDEMNIFICATION.

14.1 CUSTOMER-DEVELOPED SOFTWARE. During the term of this Agreement, Company shall indemnify and hold Service Provider harmless against any and all damages, costs, or liabilities, including reasonable attorney's fees, incurred as a result of any claim that Customer-Developed Software infringes any Intellectual Property Right of a third party, provided that: a) Service Provider shall give Company prompt written notice of any actual or threatened claim; and, b) Service Provider shall cooperate with Company's reasonable requests in the defense or settlement of a claim; and, Company shall have sole control of the defense of the claim; and, d) the claim does not arise out of Service Provider's unauthorized use of the Customer-Developed Software.

14.2 REMEDY. If an infringement of any Intellectual Property Right of a third party occurs, or in Company's judgment is likely to occur, then Company shall, in its discretion and at its sole cost, either: a) modify or ensure that Customer modifies, the Customer-Developed Software so that it becomes non-infringing; or, b) procure the right of Company to continue using the infringing Customer-Developed Software; or, c) cease using the Customer-Developed Software.

14.3 CUSTOMER THIRD-PARTY SOFTWARE. During the term of this Agreement, Customer and Company shall indemnify and hold Service Provider harmless against any and all damages, costs, or liabilities, including reasonable attorney's fees, incurred as a result of any infringement, misuse, or misappropriation by Company and Customer, or by Service Provider with the assistance of Customer or in privity with Company, of any Intellectual Property Right of any third party with respect to Customer Third- Party Software utilized pursuant to this Agreement.

15.      LIMITATION OF LIABILITY.

15.1 GENERAL. Service Provider and its affiliates' liability arising out of or relating to this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall in no event exceed the price to be paid to Service Provider for the completed Statement of Work from which such liability arises. In no event shall Service Provider be liable to Company for any claim hereunder, other than claims resulting from Service Provider's gross negligence or willful misconduct in the performance of the Services, and then only in amounts that do not, in the aggregate, exceed the amount set forth in the preceding sentence.

15.2 LIMITATION. EXCEPT FOR BREACHES RELATED TO CONFIDENTIAL INFORMATION OR DAMAGES ARISING OUT OF INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOST PROFITS OF ANY KIND WHATSOEVER, EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

16.      ASSIGNMENT AND SUBCONTRACTING.

16.1 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided that the (i) Service Provider may assign or delegate all or any portion of its obligations to perform Services under this Agreement to one or more of its affiliates, and (ii) either party may assign this Agreement (together with all Statements of Work) and its obligations hereunder to a successor of such party by way of merger, consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to this Agreement.

16.2 SUBCONTRACTING. Service Provider may use subcontractors to perform the Services under this Agreement as specified in Section 2.5. Service Provider shall be responsible for the fulfillment of its obligations hereunder, notwithstanding the performance of such obligations by its subcontractors.

17.      COMPLIANCE WITH LAWS.

Each party shall comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in fulfillment of its obligations under this Agreement. The Confidential Information of each party may be subject to U.S. export and foreign transactions control regulations. Each party undertakes that it will not export, nor cause nor permit to be exported, the other party's Confidential Information out of the United States of America without such other party's prior written consent and without compliance with applicable law and regulation. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

18.      PLANT WORK RULES AND RIGHT OF ACCESS.

18.1 COMPLIANCE. Employees, subcontractors, and agents of the parties, while on the premises of the other, shall comply with all facility rules, regulations and reasonable Company standards for security, including (when required by U.S. government regulations) submission of satisfactory clearance from U.S. Department of Defense and other federal authorities concerned.

18.2 ACCESS. In the event either party ("requesting party") requires access to the other party's premises in connection with the subject matter of this Agreement, such requesting party will request access to the other party's premises and the other party may decide, in its sole discretion, whether it will allow the requesting party access to its premises. If the other party decides to allow the requesting party access to its premises, then it shall, at no charge to the requesting party, permit the requesting party reasonable access to its premises, coordinated through each party's respective designated representative. While on the premises of the other party, each party will observe the security and safety rules and guidelines of the other party. Neither party shall require waivers or releases of claims for bodily injury or personal property loss or damage from the other party's employee(s).

19.      COMPANY RESPONSIBILITIES.

Company agrees to perform in a timely fashion those tasks, and to provide the personnel, facilities and accurate information as agreed by the parties and set forth in the applicable Statement of Work. Company further agrees to use its commercially reasonable efforts to cooperate with Service Provider in its performance of this Agreement, to not unreasonably withhold its consent to any matter for which consent is required or requested.

20.      PERMITS.

Unless otherwise specifically provided for in this Agreement, Service Provider shall obtain and keep in full force and effect, at its expense, any permits, licenses, consents, approvals and authorizations ("Permits") necessary for and incident to the performance and completion of the Services. Notwithstanding the foregoing, Company shall obtain and keep in full force and effect, at its expense, any Permits related to its facilities and the conduct of its business.

21.      PUBLICITY.

The parties agree to submit to one another, for prior written approval, all advertising, sales promotion, press releases and other publicity matters relating to the Services performed pursuant to this Agreement, when its respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied. The parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Any approval required under this Section shall not be unreasonably withheld or delayed by either party.

22.      INSURANCE.

         (a) During the term of this Agreement, each party shall obtain and maintain the following insurance: (i) Commercial General Liability including coverage for (a) premises/operations, (b) independent contractors, (c) products/completed operations, (d) personal and advertising injury, (e) contractual liability, and (f) explosion, collapse and underground hazards, with combined single limit of not less than $1,000,000.00 each occurrence or its equivalent; (ii) Worker's Compensation in amounts required by applicable law and Employer's Liability with a limit of at least $1,000,000.00 each accident; and
(iii) Automobile Liability including coverage for owned/leased, non-owned or hired automobiles with combined single limit of not less than $1,000,000.00 each accident.

         (b) Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Section if it maintains an approved self-insurance program providing for a retention of up to $1,000,000.00. If either party provides any of the foregoing coverage on a claims made basis, such policy or policies shall be for at least a three (3) year extended reporting or discovery period.
         (c) Unless otherwise agreed, all insurance policies shall be obtained and maintained with companies rated A- or better by Best's Key Rating Guide and each party shall, upon request, provide the other Party with an insurance certificate confirming compliance with the requirements of this Article.

         (d) Company and Service Provider shall each obtain from the insurance companies providing the coverage required by this Agreement, the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its affiliates, subsidiaries, assignees, officers, directors and employees.

         (e) In the event either party fails to maintain the required insurance coverage and a claim is made or suffered, such party shall indemnify and hold harmless the other Party from any and all claims for which the required insurance would have provided coverage.

23.      MODIFICATION.

23.1 PROCEDURE. Modifications to this Agreement, or any Exhibit thereto, may be requested at any time by either Company or Service Provider. All such requested changes will be made in writing through a Change Request form. Designated representatives of Company and Service Provider will jointly review the Change Request to determine whether the Modification will materially affect the price, schedule or terms of the Agreement.

         (a) If, as a result of the joint review, it is determined that the Modification does not materially affect the price, schedule or terms of the Agreement, then the designated representative for the Party receiving the Change Request will initiate a written acceptance or rejection of the Change Request within fifteen (15) working days after receipt of the Change Request.

         (b) If, as a result of the joint review, it is determined that the Modification does materially affect the price, schedule or terms of the Agreement, then Service Provider shall submit a proposal to Company which shall include a description of the Modification and the time and charges required to provide the requested Modification. Upon receipt of Service Provider's proposal, Company shall have a period of ten (10) calendar days in which to (i) provide Service Provider with written acceptance of the proposal, or (ii) provide Service Provider with written notice to disregard such Change Request. If the proposal has been accepted, a Supplement to this Agreement will be prepared and executed by the Parties. Neither Party shall be under any obligation to proceed with any requested modification prior to execution of an Agreement Supplement. If Company provides Service Provider with a notice to disregard the Change Request after Service Provider has prepared an Agreement Supplement, then Service Provider reserves the right to charge Company for its costs associated with the proposal effort, including any preliminary specifications or study requirements.

23.2 INFORMAL DIRECTION. The issuance of information, advice, approvals or instructions by either Service Provider's or Company's technical personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect Service Provider's and Company's rights and obligations hereunder unless the same is in writing, signed by authorized representatives of both parties, and expressly states that it constitutes a change.

23.3 SPECIAL SERVICES, CONVERSION, INTERFACING, RETROFITTING. Company shall notify Service Provider in writing of its request for Service Provider to provide consulting or professional services (including any preliminary specifications or study requirements), any conversion, interfacing, and retrofitting services or to develop customized software, all of which are outside the scope of this Agreement. Service Provider, upon receipt of such request for new services from Company, will prepare and submit a proposal for the new services to Company. New services may be priced on a fixed price or on a Time and Materials basis at Service Provider's then current hourly rates. Upon acceptance by Company, the new services will be set forth in a mutually agreed upon modification to the Agreement between Service Provider and Company.

24.      FORCE MAJEURE.

If performance of any Services under this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or gross negligence of Service Provider, Service Provider, upon giving prompt notice to Company, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference, provided, however, that Service Provider shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and shall proceed immediately with the performance of its obligations under this Agreement whenever such causes are removed or cease, provided further however, that in no event shall any of the foregoing result in an extension of the term of this Agreement. Any amounts pre-paid for such periods of non-performance shall be credited or refunded to Company.

If a force majeure condition continues to prevent Service Provider from performing for more than thirty (30) consecutive days, Company may terminate the applicable Statement of Work effective on written notice to Service Provider.

25.      DISPUTE RESOLUTION.

25.1 GENERAL. Except as provided in Section 25.4 below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall attempt to be settled first, by good faith efforts of the parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out in Section 25.3 below. Any amounts contested in good faith may be withheld and paid upon final resolution of the dispute, if then due.

25.2 INITIAL RESOLUTION. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection for a minimum of thirty (30) days before requesting arbitration.

25.3 ARBITRATION. If the dispute is not resolved under the preceding subsection within thirty (30) days of the initial written notice, either party may demand arbitration by sending written notice to the other party. The parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both parties, as selected under the rules of the American Arbitration Association. The dispute shall then be administered according to the American Arbitration Association's Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in a location mutually acceptable to the parties, and if the parties do not agree, the location shall be New York, New York; (ii) the arbitrator shall be licensed to practice law; (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Confidential Information the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages; (v) the arbitrator shall control the scheduling so that the hearing is completed no later than thirty (30) days after the date of the demand for arbitration; and (vi) the arbitrator's decision shall be given within five
(5) days thereafter in summary form that states the award, without written decision, which shall follow the plain meaning of this Agreement, the relevant documents, and the intent of the parties. The determination of the arbitrator shall be final and shall be binding upon the parties thereto. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Each party to the dispute shall bear its own expenses arising out of the arbitration, except that the expenses of the facilities to conduct the arbitration and the fees of the arbitrator shall be shared equally by the parties.

25.4 INJUNCTIVE RELIEF. The foregoing notwithstanding, with respect to the rights and obligations under Section 11 only, each party shall have the right to seek injunctive relief in an applicable court of law or equity independent of any resolution of the dispute in accordance with the foregoing.

26.      TERMINATION.

26.1 TERMINATION FOR BREACH. Either party may terminate or cancel this Agreement or a Statement of Work, for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination or cancellation may be made only following the expiration of a thirty (30) day period ("Cure Period") during which the breaching party has failed to cure such breach after having been given written notice thereof. In such event, the non-breaching party may terminate by giving ten (10) days written notice of termination, after the expiration of the Cure Period. With respect to Company, a material breach shall include, without limitation, (i) Company's failure to make any payment due to Service Provider hereunder that is not disputed in good faith (ii) Company's failure to provide information as required hereunder, or (iii) Company's failure, as determined by Service Provider in its sole discretion, to cooperate as required hereunder.

26.2 RETURN OF MATERIALS. Upon termination of this Agreement, each party shall promptly return to the other party, or at the option of the owner, certify the destruction of, all data, programs and materials of the other held in connection with the performance of the Agreement. Service Provider shall not be responsible for the retention of the Customer Software or Customer Data for a period in excess of sixty (60) days following the effective date of such termination. Within such period, the Company must make arrangements with Service Provider for the transfer of such Customer Software or Customer Data to the Company's designated data center. The Company will be responsible for supplying necessary media and pay shipping costs. The Company understands and agrees that at any time on or after the sixty-first (61st) day following termination, Service Provider will implement its standard file purge procedures, erasing all tapes, including back-up tapes, containing the Customer files and Customer Data. The Company hereby releases Service Provider from any and all liabilities in connection with the erasure or destruction of Customer Data and information which the Customer or the Company has stored on Service Provider's computers in excess of sixty (60) days following the effective date of termination. The Company is solely responsible for maintaining a procedure for the reconstruction of lost data, programs and procedures for purposes of re-entry and back-up of Customer Data. The parties expressly acknowledge that at all times hereunder and, upon the termination of this Agreement, as between the parties, the Customer Data is and shall be the sole property of the Company.

26.3 TRANSITION SERVICES. Upon expiration or termination of this Agreement, so long as the Company makes payment in accordance with this Section 26.3, Service Provider shall, if requested by the Company, perform the following transition services:

         (i) prepare and submit a detailed transition plan, which includes the overall strategy, schedule, itemization of turnover services, staffing plan, and tasks required to complete the turnover;

         (ii) transfer the Customer Data (archived and current) to the Company;

         (iii) prepare and submit a final report summarizing the turnover tasks results and verifying the completion of turnover responsibilities; and

         (iv) attend scheduled status meetings as the parties may mutually schedule.

The Company shall pay Service Provider for the transition services delineated above at the professional services hourly rate of $125.00 per hour. The Company agrees that Service Provider shall invoice the Company for transition services monthly in arrears at the end of each calendar month and the Company shall make payment for the transition services performed for that calendar month pursuant to this invoice within seven (7) business days from receipt of this invoice or Service Provider will have no obligation to continue to perform the transition services in any subsequent calendar month. In each invoice for transition services, the Company shall designate the number of hours that the transition services were performed for a calendar month and the total amount due to the Service Provider based upon the professional services hourly rate set forth herein.

Except as expressly stated herein, the Company acknowledges and agrees that the Service Provider shall be under no obligation to provide transition services to the Company except as specifically requested in writing by the Company and agreed to in writing by the Service Provider and the Company.

27.      NOTICE.

Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means that obtain a written acknowledgment of receipt to the applicable company representative at the addresses shown below, which may be changed by written notice:
         To Company:       _________________
                                    =================
                                    Attention: _____________
                                    Facsimile: _____________

         To Service Provider:        Verizon Information Technologies, LLC
                                    c/o Verizon Communications Inc.
                                    1717 Arch Street, 29th Floor
                                    Philadelphia, PA 19103
                                    Attention: Stephen Smith
                                    Facsimile: (215) 557-7249

         With Copies To:   ________________________
                                    ========================
                                    ------------------------
                                    Facsimile: ________________

                                    Philip R. Marx, Esq.
                                    1717 Arch Street, 32nd Floor
                                    Philadelphia, PA 19103
                                    Facsimile: (215) 963-9195

Notice shall be deemed to have been given or made when actually received, as evidenced by written acknowledgment of receipt.

28.      WAIVER OF TERMS AND CONDITIONS.

Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

29.      SEVERABILITY.

Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforceable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

30.      SURVIVAL OF OBLIGATIONS.

The provisions in the Agreement relating to Confidentiality, Indemnification, Dispute Resolution, Termination, Compensation and Billing, Limitation of Liability, and Insurance shall survive any termination, cancellation or expiration of this Agreement.

31.      APPLICABLE LAW.

This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

32.      NO UNREASONABLE DELAY OR WITHHOLDING.

Where agreement, approval, acceptance, consent or similar action by a party is required, such action shall not be unreasonably delayed or withheld.

33.      WARRANTY.


33.1 MUTUAL WARRANTIES. Each party represents and warrants that: (i) it has the full right and authority to enter into, execute and deliver this Agreement; (ii) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, creditors' rights and general equitable principles; and (iv) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.


33.2 SERVICE PROVIDER WARRANTY. Service Provider warrants and covenants throughout its term that it will perform the Services hereunder using qualified and competent personnel and in accordance with the same standards of care, skill and diligence as Service Provider performs such Services for third parties and with the same standards of care, skill and diligence as Service Provider performed such Services for Customers prior to the execution of this Agreement, and that it will perform the Services in accordance with the specifications contained in the Statements of Work.


33.3 LIMIT. EXCEPT AS SET FORTH IN THIS SECTION 33, NEITHER PARTY MAKES ANY OTHER WARRANTY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.


34.      NON-SOLICITATION.

For a period of 12 months following the expiration or the termination of this Agreement, the Company agrees that neither it nor any of its affiliates shall, directly or indirectly, take steps to actively recruit or solicit for hire as an employee (or engagement as an independent contractor) any individual who was an employee (or independent contractor) of Service Provider or any of its affiliates that was introduced to, or came into contact with, the Company or any of its affiliates or any of their personnel at any time during the Service Provider's performance of the Services under this Agreement resulting in the actual hiring or engagement of such person, unless such person's employment or engagement with the Service Provider or its affiliates is or has been terminated by the Service Provider or its affiliates.

35.      ENTIRE AGREEMENT.

This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supercedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Exhibits, Addenda and Statements of Work issued hereunder.

36.      RULES OF INTERPRETATION.

Headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified,
(i) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (ii) references herein to "Sections" refer to parts or sections of this Agreement.

NY1:1532404.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives.

[______________________________]        VERIZON INFORMATION TECHNOLOGIES, LLC

By:                                     By:
   ----------------------------            ----------------------------------
Name:  ________________________         Name:
                                           ----------------------------------
Title:  _______________________         Title:
                                           ----------------------------------
Date:                                   Date:
     --------------------------            ----------------------------------